TERMINATION AGREEMENT







              TRANSAMERICA OCCIDENTAL LIFE  INSURANCE COMPANY, a California

        corporation,  as  Landlord  and  MAXICARE  HEALTH  PLANS,  INC.,  a

        Delaware corporation, as  Tenant,  entered  into  a lease agreement dated June 1, 1990 for premises located at 1149 South Broadway, Los

        Angeles, California a copy of which is attached as Exhibit A.  Upon execution of  a  new  lease  between  Landlord  and  Tenant with an effective date of June  1,  1994,  the  June  1, 1990 lease between

        Landlord and Tenant is terminated.



              WHEREFORE, Landlord and  Tenant  have  caused the Termination

        Agreement to be  executed  by  their  duly authorized officers, all effective as of June 1, 1994.





        TENANT                              LANDLORD

        MAXICARE HEALTH PLANS, INC.         TRANSAMERICA OCCIDENTAL LIFE

                                            INSURANCE COMPANY





        By: /S/ EUGENE L. FROELICH          By: /S/ LYMAN K. LOKKEN





        Name:   Eugene L. Froelich          Name:   Lyman K. Lokken





        Its: Chief Financial Officer        Its: Investment Officer





        By: /S/ GEORGE R. BATCHELOR         By: /S/ LOUISE K. NEAL





        Name:   George R. Batchelor         Name:    Louise K. Neal





        Its:  Vice President                Its: Senior Vice President





        Dated: October 10, 1994             Dated: October 12, 1994

                                  LEASE SUMMARY



        1. Landlord: Transamerica Occidental Life Insurance Company, a California Corporation.

        2.    Tenant:  Maxicare Health Plans, Inc., a Delaware
              Corporation.

        3. Building: Transamerica Center, 1149 South Broadway Street, Los Angeles, California 90015.

        4. Premises: Entire 8th & 9th Floors in Broadway Building consisting of approximately 82,688 rentable square feet.

        5.    Lease Term:  Six (6) years with Two (2) Three (3) Year
              Options To Renew

        6.    Initial Basic Rent:  (See Article 3.02A)

                         Per Year:     $950,912.00
                         Per Month:    $ 79,242.67

        7. Percentage Rent: 6.85% of al insurance, taxes, operating costs incurred in connection with the Building. (82,688 / 1,206,471 = 6.85%)

        8.    Adjustments to Basic Rent:  See Article 3.03 A

        9.    Scheduled Rent Commencement Date: June 1, 1994

        10.   Lease Expiration Date: May 31, 2000

        11.   Security Deposit: $79,242.67 - see also Article 4.01

        12. Parking: See Exhibit H spaces in the parking areas serving the Building.

        13.   Initial Tenant Insurance:  See Article 6.

        14.   Notices:


        To Tenant:                         To Landlord:
        1149 S. Broadway                   Transamerica Occidental
        Ninth Floor                        Life Insurance Company
        Los Angeles, CA  90015             1150 S. Olive Street
        Attention:                         Suite T-1100
        Eugene L. Froelich                 Los   Angeles,   CA      90015
        Executive Vice President                 Attn.:  Building Manager


        15. Permitted Use: The use permitted in Article 5.01, and no other purposes.

        16.   Tenant's Identity:  Tenant is:
                     a natural person,
                 X   a corporation incorporated in the State of
                         Delaware
                     a (general) (limited) partnership whose general
                         partners are:

        17. Real Estate Brokers: Cushman & Wakefield of California, Inc. (Tenant) and The Seeley Company (Landlord)

        18. Tenant's Improvements:  See Exhibit E

        19. Miscellaneous Additional Provisions: Option to Renew (Exhibit F) Expansion Space (Exhibit I) Security (Exhibit
              J) Addendum (Exhibit K)

        This Lease Summary sets forth basic terms used in this Lease subject to the qualifications, conditions, adjustments and exceptions set forth in the Lease. In the event of any conflict between the items set forth in this Lease Summary and the provisions of the Lease, the provisions of the Lease shall control.








        DOC: SUMMARY
        As of September 28, 1994

                                TRANSAMERICA CENTER




                                       LEASE


                                 TABLE OF CONTENTS



        ARTICLE I - PREMISES

            1.01   LEASE OF PREMISES

        ARTICLE II - TERM AND RENT COMMENCEMENT

            2.01   TERM
                   A.   RENT COMMENCEMENT DATE
                   B.   DELIVERY OF PREMISES
                   C.   EARLY ENTRY
                   D.   OPTION TO RENEW AND EXPAND
                   E.   OUTSIDE COMMENCEMENT DATE

        ARTICLE III - RENT

            3.01   PAYMENT OF RENT
            3.02   RENTS
                   A.   BASIC RENT
                   B.   PERCENTAGE RENT
                   C.   ADDITIONAL RENT

            3.03   COMPUTATION OF RENTS
                   A.   BASIC RENT
                   B.   PERCENTAGE RENT
            3.04   ADDITIONAL RENT
            3.05   PARTIAL PAYMENT
            3.06   LATE CHARGE

        ARTICLE IV - SECURITY DEPOSIT

            4.01   SECURITY DEPOSIT

        ARTICLE V - USE OF PREMISES

            5.01   PERMITTED USE
            5.02   PROHIBITED USES
            5.03   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

        ARTICLE VI - TENANT'S INSURANCE

            6.01   POLICIES
            6.02   EXTENDED COVERAGE
            6.03   PUBLIC LIABILITY
            6.04   WAIVER OF SUBROGATION
            6.05   TENANT'S FAILURE TO INSURE
            6.06   LANDLORD'S INSURANCE

        ARTICLE VII - ALTERATIONS AND ADDITIONS

            7.01   LANDLORD'S CONSENT; CONDITIONS
            7.02   PERFORMANCE
            7.03   LIENS
            7.04   END OF TERM
            7.05   ALTERATIONS BY LANDLORD

        ARTICLE VIII - EMINENT DOMAIN

            8.01   COMPLETE TAKING
            8.02   PARTIAL TAKING
            8.03   AWARD
            8.04   TEMPORARY TAKING

        ARTICLE IX - MAINTENANCE AND REPAIRS

            9.01   LANDLORD'S OBLIGATIONS
            9.02   TENANT'S OBLIGATIONS
            9.03   EXCEPTIONS TO LANDLORD'S OBLIGATIONS
            9.04   RIGHT OF ENTRY
            9.05   CONSTRUCTION
            9.06   SECURITY
            9.07   CONTINUATION OF SERVICES

        ARTICLE X - DAMAGE OR DESTRUCTION

            10.01  RESTORATION
            10.02  RENT ABATEMENT/TERMINATION
            10.03  TENANT'S PROPERTY

        ARTICLE XI - DEFAULT AND REMEDIES

            11.01  DEFAULT
            11.02  LANDLORD'S REMEDIES
                   A.   TERMINATION OF LEASE
                   B.   RIGHT OF ENTRY
                   C.   WAIVER OF REDEMPTION
            11.03  LANDLORD'S RIGHTS
                   A.   RIGHT TO PERFORM
                   B.   REMEDIES NOT EXCLUSIVE

            11.04  DEFAULT BY LANDLORD

        ARTICLE XII - ASSIGNMENT, SUBLEASING AND RECAPTURE

            12.01 ASSIGNMENT, SUBLEASING, TRANSFER, RECAPTURE AND
        PROFITS

            12.02 MISCELLANEOUS ASSIGNMENT, SUBLEASING AND RECAPTURE
        PROVISIONS

        ARTICLE XIII - RELOCATION OF PREMISES

            13.01  RELOCATION

        ARTICLE XIV - UTILITIES AND SERVICES

            14.01  BASIC UTILITIES AND SERVICES
            14.02  ADDITIONAL TENANT USE
            14.03  TEMPERATURE MAINTENANCE
            14.04  EXCULPATION OF LANDLORD
            14.05  ACCESS
            14.06 DIRECTORY LISTING

        ARTICLE XV - SUBORDINATION AND ATTORNMENT

            15.01 SUBORDINATION
            15.02 ATTORNMENT

        ARTICLE XVI - QUIET ENJOYMENT

            16.01 QUIET ENJOYMENT

        ARTICLE XVII - NOTICES

            17.01 NOTICES

        ARTICLE XVIII - ESTOPPEL CERTIFICATES

            18.01 ESTOPPEL CERTIFICATES

        ARTICLE XIX - BROKERS

            19.01 BROKERS

        ARTICLE XX - EXCULPATION AND INDEMNIFICATION

            20.01 EXCULPATION
            20.02 INDEMNIFICATION
            20.03 LIMITATION OF LIABILITY
            20.04 TRANSFER OF LANDLORD'S INTEREST

        ARTICLE XXI - PARKING

            21.01 TENANT'S PARKING

        ARTICLE XXII - DEFINITIONS

            22.01 OPERATING COSTS
                   A.   PROPERTY-RELATED TAXES
                   B.   OPERATING EXPENSES
                   C.   INSURANCE EXPENSES
            22.02  LEASE
            22.03  LANDLORD
            22.04  TENANT
            22.05  PREMISES
            22.06  LEASE TERM
            22.07  EXHIBIT
            22.08  RENTABLE SQUARE FEET
            22.09  RENT COMMENCEMENT DATE
            22.10  READY FOR OCCUPANCY
            22.11  DELAYS CAUSED BY TENANT
            22.12  BUILDING
            22.13  LAND
            22.14  PROJECT
            22.15  RENTS
            22.16  SCHEDULED RENT COMMENCEMENT DATE
            22.17  TRANSFER
            22.18  SUBLET PORTION
            22.19  PERSON
            22.20  ASSIGNMENT
            22.21  TRANSFER NOTICE
            22.22  SUBLEASE
            22.23  RECAPTURE RIGHTS
            22.24  NET PROFITS
            22.25  REASONABLENESS STANDARD
            22.26  INDEX
            22.27  DELAYS CAUSED BY LANDLORD
            22.28  BUSINESS HOURS
            22.29  COMMON AREAS
            22.30  TENANT IMPROVEMENTS
            22.31  ADJUSTED MONTHLY BASIC RENT
            22.32  INITIAL MONTHLY BASIC RENT
            22.33  SUBSTITUTE SPACE
            22.34  LAW
            22.35  NOTICE
            22.36  INTEREST RATE
            22.37  RULES AND REGULATIONS
            22.38  FAIR MARKET RENTAL RATE

        ARTICLE XXIII - MISCELLANEOUS

            23.01  MEMORANDUM OF LEASE
            23.02  ENTIRE AGREEMENT
            23.03  AMENDMENTS
            23.04  SUCCESSORS
            23.05  FORCE MAJEURE
            23.06  SURVIVAL OF OBLIGATIONS
            23.07  LIGHT AND AIR
            23.08  GOVERNING LAW
            23.09  SEVERABILITY
            23.10  CAPTIONS
            23.11  CONSTRUCTION
            23.12  INDEPENDENT COVENANTS
            23.13  NUMBER AND GENDER
            23.14  TIME IS OF THE ESSENCE
            23.15  JOINT AND SEVERAL LIABILITY
            23.16  EXHIBITS
            23.17  OFFER TO LEASE
            23.18  HOLDOVER

        EXHIBITS

        Exhibit A   - Premises
        Exhibit A-1 - BOMA Standards
        Exhibit B   - Rules and Regulations
        Exhibit C   - Cleaning Specifications
        Exhibit D   - N/A
        Exhibit E   - Tenant Improvements
        Exhibit F   - Option to Renew
        Exhibit G   - N/A
        Exhibit H   - Parking
        Exhibit I   - Expansion
        Exhibit J   - Security Specifications
        Exhibit K   - Addendum
        Exhibit L   - Legal Description

                                   TRANSAMERICA
                                       LEASE



              THIS LEASE, dated for reference purposes as of June 1, 1994 is between TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation, as Landlord, and Maxicare Health Plans, Inc., a Delaware corporation, as Tenant, who hereby agree to the terms and conditions set forth below. All capitalized words or phrases shall have the meanings set forth in their definitions contained in Article 22 or as defined elsewhere in this LEASE.


                               ARTICLE I - PREMISES


        1.01 LEASE OF PREMISES. Landlord leases to Tenant, and Tenant leases and accepts from Landlord, the PREMISES described in Exhibit A and consisting of approximately 82,688 RENTABLE SQUARE FEET measured in accordance with BOMA Standards entered as Exhibit A-1 in the BUILDING. Tenant shall also have the right to the nonexclusive use of the COMMON AREAS. Tenant shall have the right to exercise two (2) OPTIONS TO RENEW, as defined and described in Exhibit F attached hereto and made a part hereof.


                      ARTICLE II - TERM AND RENT COMMENCEMENT


        2.01 TERM. The term of this LEASE shall be for Six (6) years commencing on the RENT COMMENCEMENT DATE which may be extended by Tenant in accordance with Article 2.01(d). This LEASE shall become effective when executed by both Landlord and Tenant.

              A.  RENT COMMENCEMENT DATE.   The RENT COMMENCEMENT DATE will
        be June 1, 1994.

              B.  LEASE COMMENCEMENT  DATE:    The  LEASE COMMENCEMENT DATE
        will be June 1, 1994

              C.  EARLY ENTRY.  INTENTIONALLY DELETED

              D. OPTION TO RENEW AND EXPAND. Tenant shall have the right to exercise the OPTION TO RENEW AND EXPAND, as defined and described in Exhibits F and I attached hereto and made a part hereof.

              E.  OUTSIDE COMMENCEMENT DATE   INTENTIONALLY DELETED

                                ARTICLE III - RENT


        3.01 PAYMENT OF RENT. During the LEASE TERM, Tenant shall pay the Landlord the RENTS set forth below, when due, without any abatement, deduction, or setoff, except as otherwise set forth herein. Tenant shall pay the RENTS in lawful money of the United States to Landlord, at the address set forth in the Lease Summary, or to such other person or place as Landlord may designate from time to time. All payments of RENTS shall be paid by check drawn on a bank that is a member of the California Bankers Clearing House Association. In the event the RENT COMMENCEMENT DATE occurs on a day other than the first day of the calendar month, the RENTS for such first month shall be prorated on the basis of the actual number of days in the month.

        3.02 RENTS. Tenant shall pay to Landlord the following RENTS for the PREMISES.

              A. BASIC RENT. The INITIAL MONTHLY BASIC RENT (sometimes referred to as BASIC RENT) of $79,242.67 which amount will be increased as provided herein, shall be due and payable on the first day of each calendar month. On June 1, 1996 the MONTHLY BASIC RENT shall increase to $94,746.67. On June 1, 1998 the MONTHLY BASIC RENT shall increase to $110,250.67.

              B. PERCENTAGE RENT. Tenant's PERCENTAGE SHARE is an amount no more than 6.85% (82,688 / 1,206,471 = 6.85%), unless Tenant leases additional space, of all increases in OPERATING COSTS incurred by the Landlord in connection with its ownership, maintenance, and operation of the BUILDING computed on a periodic basis as set forth in Article 3.03B, which shall be due and payable in equal monthly installments on the first day of each calendar month, commencing the date which is one year after the Rent Commencement Date. The OPERATING COSTS for the calendar year 1994 for the BUILDING are included within Tenant's MONTHLY BASIC RENT through December 31, 1994.

              C. ADDITIONAL RENT. Any other amount which Tenant becomes obligated to pay to Landlord pursuant to the terms and conditions of this LEASE, which amount shall be due and payable within ten
        (10) days of receipt by Tenant of a NOTICE from Landlord enclosing an invoice for such amount.

        3.03  COMPUTATION OF RENTS.

              A.  BASIC RENT.  As set forth in Section 3.02.A.

              B. PERCENTAGE RENT. The INITIAL MONTHLY BASIC RENT for the calendar year 1994 shall include Tenant's PERCENTAGE SHARE of all OPERATING COSTS for the BUILDING for 1994. Commencing on the date which is one year after the RENT COMMENCEMENT DATE, and thereafter throughout the LEASE TERM, Tenant shall pay its PERCENTAGE SHARE of 6.85% of all annual increases (except in 1995 where PERCENTAGE RENT shall only be paid for the period from that date which is one year after the RENT COMMENCEMENT DATE to December 31) in OPERATING COSTS
         as described in Article  3.02(B).    Such amounts shall be due and
        payable within ten (10) days of  receipt by Tenant of a NOTICE from
        Landlord enclosing an invoice for such amount.

        3.05 PARTIAL PAYMENT. No Payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct RENTS due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this LEASE or at law.

        3.06 LATE CHARGE. Tenant acknowledges that the late payment of RENTS will cause Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive a payment of RENTS on or before the date that such payment is due, Tenant shall pay to Landlord, as ADDITIONAL RENT, a late charge equal to one percent (1%) of the amount overdue and shall accrue for each calendar month or part thereof until such rental including the late charge is paid in full. Late charges will be charged from the date due if payment is made after the five
        (5) day grace period which period is five (5) business days including the due date. Acceptance of the late charge by Landlord shall not cure or waive Tenant's non monetary default, if any, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this LEASE or at law. Payment of the late charge is not an alternative means of performance of Tenant's obligation to pay RENTS at the times specified in this LEASE. Tenant will be liable for the late charge regardless of whether Tenant's failure to pay the RENTS when due constitutes a default under the LEASE. In addition to the foregoing, if Landlord does not receive a payment of RENTS on or before the date that such payment is due for any three consecutive months, BASIC RENT due by Tenant hereunder shall automatically become due and payable in quarterly installments due in advance, rather than monthly, notwithstanding the provisions of Article 3 or any provision of this LEASE to the contrary.


                           ARTICLE IV - SECURITY DEPOSIT


        4.01 SECURITY DEPOSIT. Concurrently with Tenant's execution of this LEASE, Tenant shall deposit with Landlord the amount of $79,242.67 as a security deposit. This sum shall be held by Landlord as security for the performance by Tenant of all of the provisions of this LEASE, including, but not limited to, the provisions relating to the payment of RENTS and payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default or failure to comply with the provisions of this LEASE. If any portion of the security deposit is so used or applied, Tenant shall, within ten

         (10) days after written demand, deposit an amount equal to the amount so used to maintain the amount held by Landlord as a security deposit at $79,242.67. Tenant's failure to do so shall be a default under this LEASE. Landlord shall not be required to keep this security deposit separate from its general funds. If Tenant shall fully and faithfully perform every provision of this LEASE, the security deposit or any balance thereof together with interest due thereon shall be returned to Tenant within thirty (30) days after the LEASE TERM has expired and Tenant has vacated the PREMISES.

              Each time the  BASIC  RENT  is  increased pursuant to Article
        3.02A Tenant shall deposit with Landlord, as additional security, as amount equal to the difference between the new BASIC RENT and the BASIC RENT in effect prior to the Article 3.02A adjustment. Each time Tenant leases additional office space in the BUILDING, Tenant shall deposit with Landlord, as additional security, an amount equal to one month of the BASIC RENT attributed to the additional office space.

              Landlord shall pay interest on Tenant's security deposit in an annual amount equal to the interbank interest rate set forth by the Federal Reserve Bank of Dallas (11th District) in effect on the first day of January in the year of each payment. Said payment shall be paid in arrears on March 1st of each calendar year. Any tenant increase in the security deposit owed as provided in the Lease may be paid by Landlord out of any interest payments owed to Tenant.


                            ARTICLE V - USE OF PREMISES


        5.01 PERMITTED USE. Tenant shall use and occupy the PREMISES for the operation of a general business office consistent with the uses made by tenants of offices in first-class institutional office buildings in the downtown Los Angeles area and for no other purpose.

        5.02 PROHIBITED USES. Except as provided in Section 5.01, Tenant shall not use or allow another person to use any part of the PREMISES for the following: a restaurant or a bar; the storage, manufacture or sale of food, beverages, liquor, tobacco, any form of drugs, or for any other retail purpose except for the ordinary day-to-day storage and preparation of foods and beverages in Tenant's kitchen areas; the business of photocopying or offset printing; medical or dental offices or laboratories; retyping or stenography business; a barber, beauty, hair styling or manicure shop; a school or classroom; the manufacture, retail sale or auction of merchandise, goods or property of any kind; or for any immoral purposes. No noise, vibration or odor may escape from the PREMISES. Tenant shall not bring or allow to be brought upon or about the Premises or the Complex any substance which is regulated as a toxic waste or hazardous material under any law or regulation of any governmental authority (including, without limitation, any toxic or hazardous substance, material or waste listed from time to time in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as a hazardous substance (40 CFR, Part 302) ("Hazardous Materials") except for reasonable quantities of such substances commonly used for purposes of cleaning offices and office equipment, and such substances commonly used in standard office equipment such as photocopiers and other duplicating equipment, telecopiers, printers and other types of office equipment.

        5.03 COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS. Tenant shall at its full cost and expense obtain any governmental license or permits required to allow Tenant to conduct its business from the PREMISES. Tenant shall at all times comply with all LAWS applicable to its occupancy and use of the PREMISES, including all applicable city codes (which include, without limitation, the obligation of Tenant to appoint a fire warden for the PREMISES). Tenant shall not use or occupy the PREMISES in any manner which in Landlord's reasonable judgment (a) violates any Certificate of Occupancy in force for the BUILDING or for the PREMISES; (b) causes or is liable to cause damage to the PREMISES or the BUILDING; (c) constitutes a violation of LAW; (d) violates a requirement or condition of the fire insurance policy issued for the BUILDING or increases the cost of such a policy after receiving written notice from landlord of such violation; (e) impairs or tends to impair the character, reputation, image or appearance of the BUILDING as a first-class institutional office building; (f) impairs or tends to impair the proper and economic maintenance, operation, and repair of the BUILDING or its equipment, facilities or systems; (g) constitutes or is liable to constitute a nuisance, or annoyance or inconvenience to other tenants or occupants of the BUILDING or interferes with the use or occupancy of any area of the BUILDING for other tenants or occupants; (h) constitutes, or is liable to constitute, an unlawful, immoral or objectionable occurrence or condition; or (i) violates the RULES AND REGULATIONS.


                          ARTICLE VI - TENANT'S INSURANCE


        6.01 POLICIES. All insurance required to be carried by Tenant hereunder shall be issued by insurance companies qualified to do business in the State of California and rated A-PLUS-XII in Best's Insurance Guide. Each policy shall name Landlord and, at Landlord's request, any mortgagee of Landlord or any ground lessor, as an additional insured, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by
        Tenant at least ten (10) days prior to Tenant's occupancy of the PREMISES. No such policy shall be subject to cancellation or modification without ten (10) days' prior written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration of such policy. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the PREMISES and to Tenant as required by this LEASE.

        6.02 EXTENDED COVERAGE. Throughout the LEASE TERM, Tenant shall procure and maintain, at its own expense, policies of casualty insurance covering (i) all leasehold improvements (including any ALTERATIONS made pursuant to the provisions of Article 7 hereof and including TENANT IMPROVEMENTS), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the PREMISES, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the LEASE TERM, providing protection against any peril included within the classification "Fire and extended Coverage," together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that upon termination of this LEASE following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord and the proceeds under (ii) above shall be paid to Tenant.

        6.03 PUBLIC LIABILITY. Tenant shall procure and maintain at all times during the LEASE TERM, at its own expense, bodily injury liability insurance for injury to or death of any person in connection with the construction of improvements on the PREMISES or with the use, operation or condition of the PREMISES. Subject to Landlord's reasonable approval such insurance policies may provide for large deductibles and/or retentions commensurate with Tenant's financial situation. Such insurance at all times shall have limits of not less than Five Million Dollars ($5,000,000) for injuries to persons in one accident, not less than Two Million dollars ($2,000,000) for injury to any one person, and not less than One Million Dollars ($1,000,000) with respect to damage to property. Such limits may be adjusted from time to time during the LEASE TERM to such higher limits as Landlord may reasonably request. The limits of insurance coverage required to be maintained by Tenant hereunder from time to time shall not be deemed a limitation of Tenant's obligations to indemnify and hold harmless Landlord pursuant to Article 20.

        6.04 WAIVER OF SUBROGATION. Any policy or policies of fire, extended coverage or similar casualty insurance which Tenant obtains in connection with the PREMISES shall include a clause or endorsement denying the insurer any right of subrogation against Landlord to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Tenant hereby waives any rights of recovery against Landlord for injury or loss due to hazards covered by TENANT'S insurance to the extent of the injury or loss covered thereby.

        6.05  TENANT'S FAILURE TO INSURE.   If  Tenant fails to maintain or
        obtain any insurance required in this LEASE, Tenant shall be liable for any loss or cost resulting from said failure.

        6.06 LANDLORD'S INSURANCE. Landlord shall obtain and keep in force during the entire term of this LEASE, including any option terms, a policy or policies of casualty and other insurance covering loss, injury and damage in, on and to the PREMISES, the BUILDING, and the COMMON AREAS, but excluding the loss, injury and damage covered by the insurance required to be obtained by Tenant. Landlord's insurance shall include, but not be limited to, "All

        Risk" casualty insurance and insurance against sprinkler leakage, boiler or compressor explosion and vandalism and malicious mischief in an amount equal to the full replacement cost of the PREMISES (less items Tenant is required to insure), and rental interruption insurance, and flood and earthquake insurance, and may be in the form of a general coverage or blanket policy covering the BUILDING and other properties.


                      ARTICLE VII - ALTERATIONS AND ADDITIONS


        7.01  LANDLORD'S CONSENT;  CONDITIONS.    Except  for  the original
        Tenant Improvements, Tenant shall not make any alterations, additions, improvements, or decorations in or to the PREMISES ("ALTERATIONS") without Landlord's prior written consent except that Tenant shall have the right to make non-structural ALTERATIONS that do not affect the electrical and HVAC systems and that do not cost more than $30,000 per ALTERATION and do not affect the exterior  appearance  of  the  BUILDING,  upon  written  notice  to
        Landlord including plans or adequate descriptive information, without obtaining Landlord's consent thereto. In the case of ALTERATIONS for which Landlord's consent is required, Landlord's consent may not be unreasonably withheld or delayed, but may be conditioned upon the following:

              A. The ALTERATIONS do not affect the exterior appearance of the BUILDING.

              B. The ALTERATIONS do not affect the structure of the BUILDING or any of the mechanical, HVAC, or other systems of the BUILDING.

              C. Tenant's submission to Landlord of all plans and specifications (collectively "PLANS") relating to the ALTERATIONS, for Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All PLANS shall be prepared at Tenant's sole cost and expense and shall contain a representation and warranty from Tenant to Landlord that the ALTERATIONS will be constructed and maintained in compliance with all applicable LAWS.

              D. Tenant's payment to Landlord of all direct costs incurred by Landlord because of Tenant's ALTERATIONS, including, but not limited to, costs incurred for review of the PLANS and in reviewing the progress of the ALTERATIONS, Landlord, by reviewing and approving the PLANS, shall not become liable for the accuracy or correctness of the PLANS or the failure of the PLANS or ALTERATIONS to comply with applicable LAWS.

              E. Landlord shall have the right to post notices of non-responsibility on the PREMISES and such other notices as Landlord may reasonable deem necessary to protect its interest in the BUILDING.

              F. Tenant must obtain all necessary approvals and permits from all appropriate governmental authorities prior to construction of the ALTERATIONS.

        7.02 PERFORMANCE. Tenant shall have the right to construct the ALTERATIONS or to cause the ALTERATIONS to be constructed subject to the reasonable approval of Landlord. All work shall be performed pursuant to the plans and specifications submitted by Tenant. Tenant's plans and specifications shall be in compliance with Title 24 of the California Administrative Code, The Americans With Disabilities Act, and all other laws, codes and ordinances, and with the requirements of all carriers of insurance on the PREMISES and on the BUILDING, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent first-class manner, and shall be done in a manner so as not to interfere with any other tenants or occupants of the BUILDING. All reasonable costs and professional fees incurred by Landlord by virtue of Tenant's construction of its ALTERATIONS or interference with the normal operation of the BUILDING shall be for the account of Tenant, and shall become due with the payment of RENTS next due after receipt by Tenant of a bill for such costs. Tenant shall carry Workers Compensation
        Insurance and a policy of general liability insurance with completed operations endorsements covering the ALTERATIONS, all in accordance with the requirements of Article 6. The quality of Tenant's construction must be at least equal to the quality of building standard construction being installed in the BUILDING at the time the ALTERATIONS are commenced.

        7.03 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the PREMISES. Tenant shall not allow any lien or other notice of violations arising from the ALTERATIONS or from any other work, labor, services or materials done for or supplied to Tenant, or to the PREMISES, to encumber the BUILDING or Tenant's interest in the PREMISES. No materials used in Tenant's ALTERATIONS shall be subject to security interests or liens. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all mechanic's liens, stop notices, and other encumbrances or claims filed against the BUILDING or the PREMISES in connection with the ALTERATIONS, or any other work, labor or services or materials supplied to Tenant or the PREMISES. Tenant shall satisfy or discharge all liens, stop notices, or other encumbrances within ten (10) days after such notice is filed.

        7.04 END OF TERM. All ALTERATIONS shall become a part of the PREMISES and shall become the property of Landlord upon expiration or earlier termination of the LEASE. Landlord reserves the right, however, to require Tenant to remove such ALTERATIONS prior to the expiration of the LEASE TERM provided, however, that Landlord shall not have such right to require Tenant to remove any ALTERATIONS unless, at the time of Tenant's submission of the PLANS, Landlord notifies Tenant that Landlord will require such removal prior to the expiration of the LEASE TERM. In the event Landlord requires Tenant to remove any ALTERATIONS, Tenant shall repair and restore the PREMISES to its original condition prior to the ALTERATIONS, reasonable wear and tear excepted. Any ALTERATIONS required to be removed, but left in the PREMISES, may be removed by Landlord at Tenant's sole cost and expense. All damages to the PREMISES incurred thereby may be repaired by Landlord at Tenant's sole cost and expense. No action by Landlord hereunder shall waive Tenant's default for failure to comply with this Article.

        7.05 ALTERATIONS BY LANDLORD. Landlord shall have the right, at any time, and without incurring any liability to Tenant, to make changes, alterations, additions, improvements, repairs and replacements in or to the BUILDING and the fixtures and equipment used therein, including changes in the arrangement, number and/or location of entrances and exits, corridors, doors and doorways, elevators, stairs, toilets, parking spaces, parking areas, driveways, walkways, loading areas or other public or common areas of the BUILDING. Upon reasonable notice to Tenant, Landlord may also change the name, number or designation by which BUILDING is commonly known. Landlord shall give Tenant reasonable notice of work to be done and said work shall be completed so as not to unreasonably interfere with the conduct of Tenant's business.


                           ARTICLE VIII - EMINENT DOMAIN


        8.01 COMPLETE TAKING. If the entire BUILDING or the entire PREMISES is taken by condemnation, sale in lieu of condemnation, or in any other manner for any public or quasi-public use or purpose ("Eminent Domain"), this LEASE and the term and estate granted shall terminate on the earlier of (i) the date title to the BUILDING passes from the Landlord, or (ii) the date the PREMISES are occupied by the condemning or purchasing authority. All amounts due under the LEASE shall be prorated as of the date of termination based on a 360-day year and paid by Tenant to Landlord on the termination date.

        8.02 PARTIAL TAKING. If a part of the BUILDING other than any portion of the PREMISES is taken by Eminent Domain, this LEASE shall remain unaffected, and Tenant's obligations, including the obligations to pay RENTS, shall remain in full force and effect unless otherwise provided in this LEASE. If more than fifty percent (50%) of the RENTABLE SQUARE FEET of the PREMISES is taken by Eminent Domain, Landlord may, however, terminate this LEASE upon NOTICE to Tenant given within ninety (90) days of the taking, specifying a lease termination date to be no less than thirty (30) nor more than ninety (90) days from the date NOTICE is given. The LEASE shall terminate as of the date specified in the NOTICE, and all amounts due shall be prorated to the LEASE termination date.

              Tenant shall have the right to terminate the LEASE if more than twenty percent (20%) of the RENTABLE SQUARE FEET of the PREMISES is taken by Eminent Domain, providing the remaining part of the PREMISES is not suitable for Tenant to conduct its business, as determined by Tenant, from the PREMISES. Tenant shall also have the right to terminate the LEASE if more than twenty percent (20%) of the RENTABLE SQUARE FEET of the BUILDING is taken by Eminent Domain and such taking materially interferes with Tenant's ability (as determined by Tenant) to conduct its business in the PREMISES. Tenant may terminate the LEASE upon NOTICE to Landlord given within sixty (60) days of such taking, specifying a lease termination date no less than thirty (30) nor more than ninety (90) days from the date of the NOTICE. The LEASE shall terminate as of the date set forth in the NOTICE, and all amounts due under the LEASE shall be prorated to the LEASE termination date. In the event the BUILDING or PREMISES are partially taken, and Landlord and Tenant do not elect, or do not have the right, to terminate the LEASE, Landlord shall diligently commence to repair or restore the PREMISES to its original condition, reasonable wear and tear and the taking by Eminent Domain excepted. Landlord's obligation to replace or restore does not include anything other than those items described in Article 9.01. TENANT IMPROVEMENTS and anything else other than those items described in Article 9.01 shall be the sole responsibility of Tenant. If the RENTABLE SQUARE FEET of the PREMISES is reduced by Eminent Domain and the LEASE is not terminated, Tenant's RENTS shall be reduced proportionately.

        8.03 AWARD. Except as otherwise provided herein, in the event of Eminent Domain, the entire award for such taking shall belong to the Landlord, and Tenant waives and assigns to Landlord any of its rights, title, and interest to any award given for the taking of the PREMISES or for the leasehold estate of the Tenant. Except as provided herein, Tenant shall not be entitled to receive any part of the award.

        8.04 TEMPORARY TAKING. In the event all or a part of the PREMISES is taken for a limited period of time, the LEASE shall remain in full force and effect and subject to Landlord's performance of its obligations under the LEASE Tenant shall observe and perform all the terms, conditions and covenants of the LEASE, including the covenant to pay RENTS, provided, however, that if such temporary taking covers more than twenty percent (20%) of the RENTABLE SQUARE FEET of the PREMISES and lasts for more than one year or occurs in the last year of the LEASE TERM, Tenant shall have the right to terminate this LEASE as provided in Section 8.02 above. Tenant shall receive the entire condemnation award made for such temporary taking, unless the taking extends for a period after the expiration date of the LEASE. In such event, any award made for the period after the expiration of the LEASE shall belong to Landlord. In the event the taking expires prior to the termination of the Lease, Tenant shall receive any award made for restoration of the PREMISES, and shall diligently proceed to restore the PREMISES to its original condition, reasonable wear and tear excepted. Such restoration shall be at Tenant's sole cost and expense.


                       ARTICLE IX - MAINTENANCE AND REPAIRS


        9.01 LANDLORD'S OBLIGATIONS. Except as provided in Article 9.03 below, Landlord shall in a first class manner, maintain throughout the LEASE TERM the exterior structure of the BUILDING (including the foundation, exterior walls of the BUILDING and the roof of the BUILDING) and all COMMON AREAS. Subject to the provisions of
        Article 14.04, Landlord shall also maintain the HVAC, electrical, mechanical, water, gas, and other systems of the BUILDING. Tenant shall be exempt from any pass thru for capital expenditures necessary to remedy any latent defect and deferred maintenance in the BUILDING in excess of $50,000 per occurrence.

              Tenant acknowledges that Landlord has an obligation to maintain the BUILDING and COMMON AREAS in a first class manner; Tenant will not object to Landlord's staffing levels for operating, maintaining and securing the BUILDING and COMMON AREAS, provided that such staffing levels are reasonable, and provided that such staffing levels are consistent with the quality and number of staff that have been in effect in the five (5) years preceding this lease.

        9.02 TENANT'S OBLIGATIONS. Tenant, at Tenant's sole cost and expense, shall maintain the PREMISES in good order, condition and repair, reasonable wear and tear excepted, including, but not limited to, the interior surfaces of the ceilings, walls, floors, and all doors, windows, fixtures, switches, furnishings, TENANT IMPROVEMENTS, and equipment installed by or at the expense of Tenant. Landlord shall have no obligations to repair or maintain the PREMISES except as provided in Article 9.01 above, and Article 14.01.

        9.03 EXCEPTIONS TO LANDLORD'S OBLIGATIONS. Tenant expressly agrees that Landlord shall not be responsible for, and shall have no obligation to repair, any damage to the PREMISES or to the BUILDING (including the structure thereof) or to any mechanical, electrical, HVAC, gas, water, or other systems of the BUILDING, caused by (i) Tenant's activities in the PREMISES; (ii) the performance or  existence  of  TENANT  IMPROVEMENTS or ALTERATIONS;
        (iii) the installation, use or operation of Tenant's Property in the PREMISES; (iv) the movement of Tenant's Property into or out of the PREMISES; or (v) any act, omission, misuse, or neglect by Tenant, or its officers, partners, employees, agents, contractors, servants or invitees. All damage so caused shall promptly be repaired by Landlord, at Tenant's sole cost and expense.

        9.04 RIGHT OF ENTRY. Tenant expressly acknowledges that Landlord shall have, at all reasonable times, the right to enter upon the PREMISES for any of the following purposes: (a) to inspect the PREMISES having given at least twenty-four (24) hours prior NOTICE to tenant; (b) to supply janitorial service, shared tenant services and any other services to be provided by Landlord hereunder; (c) to submit the PREMISES to prospective purchasers at any time during the term or tenants during the last twelve (12) months of term; (d) to post notices of non-responsibility; or (e) to alter, improve or repair the PREMISES with reasonable notice or any other portion of the BUILDING provided that it does not materially affect Tenants use of the premises. Landlord shall have the right to erect scaffolding or such other equipment as is reasonably necessary to effectuate repairs, and Landlord shall in no way be liable to Tenant for any inconvenience, annoyance or loss of business thereby caused to Tenant, and Tenant shall not be entitled to rent abatement. Unless the activity prevents Tenant from conducting its business, Landlord agrees to use its best efforts to provide Tenant with access to the PREMISES and to complete the work diligently, in a first-class manner, and in a manner that will cause as little disruption to Tenant's business as is reasonably possible. Tenant agrees to give Landlord NOTICE of any repairs required to be made which may be the responsibility of Landlord. Tenant shall also immediately give NOTICE to Landlord of any fire or other casualty in the BUILDING or PREMISES. Before undertaking any repairs for which Tenant is responsible, Tenant agrees to provide Landlord with NOTICE of such intent, except in the event of an emergency, in which event Tenant shall provide Landlord with NOTICE as soon as practicable. Landlord may post notices of non-responsibility prior to the commencement of such work.

              Landlord shall at all times have and retain a key with which to unlock all of the doors in and to the PREMISES, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the PREMISES, and any entry to the PREMISES obtained by Landlord by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the PREMISES, or any eviction of Tenant from the PREMISES or any portion thereof.

        9.05 CONSTRUCTION. Tenant expressly acknowledges that during the course of the LEASE TERM, portions of the BUILDING and the PROJECT may require additional construction. In completing such construction, Landlord may cause Tenant temporary annoyance and inconvenience. Such temporary annoyance and/or inconvenience shall not give rise to any claim by Tenant against Landlord because of such condition or activity or allow Tenant to abate rent unless the activity prevents Tenant from conducting its business.

        9.06 SECURITY. The Landlord shall provide minimum security in accordance with Exhibit J.

        9.07  CONTINUATION  OF  SERVICE.    Subject  to  the  provisions of
        Section 23.05, Landlord expressly agrees to provide certain services, including a gymnasium, auditorium and cafeteria (the "SERVICES") which are, at a minimum, of substantially the same quality as the SERVICES being provided by Landlord in the BUILDING and adjacent properties on the date of the execution of this LEASE. Landlord's obligation to provide the SERVICES shall terminate three years from the RENT COMMENCEMENT DATE. However, if the SERVICES are discontinued thereafter during the LEASE term, Tenant shall have the right to terminate the LEASE provided the failure to provide services is not the result of eminent domain, government action or force majeure or circumstances beyond Landlord's reasonable control.


                         ARTICLE X - DAMAGE OR DESTRUCTION


        10.01 RESTORATION. Landlord shall promptly and with due diligence repair any damage to the BUILDING in accordance with Article 9.01 and applicable laws upon receipt of written notice to Landlord of such damage, and the receipt by Landlord of proceeds from insurance policies covering the damage; provided, however, that Landlord shall have no obligation to repair the PREMISES or the BUILDING in the event any of the following is true:

                   (i)    Intentionally deleted.

                   (ii) Forty (40%) percent of the PREMISES is totally destroyed;

                   (iii) The BUILDING is so damaged so as to require an expenditure in excess of twenty percent (20%) of the full insurable value of the BUILDING, as determined by a contractor reasonably selected by Landlord;

                   (iv) A casualty occurs with two (2) years or less remaining in the LEASE TERM, excluding options;

                   (v) In Landlord's reasonable estimation, the time to repair the damage would exceed one hundred twenty
                          (120) days; or

                   (vi)   The  period  for  which   rent  would  be  abated
                          pursuant to Article 10.02 below would be greater than six (6) months.

        10.02 RENT ABATEMENT/TERMINATION. If Landlord has no obligation to repair the premises under Section 10.01 and Landlord elects not to repair the premises under Section 10.01, Tenant's obligation to pay rent shall be abated as of the date of the casualty and Tenant may, at its option, terminate this lease. If the Landlord has an obligation to repair the Building or Premises under Section 10.01 and has determined to undertake said repairs yet the PREMISES is uninhabitable by reason of fire or other casualty, or if the BUILDING is so damaged or destroyed by fire or other casualty that Tenant has no access to the PREMISES, Tenant's RENT shall be abated in the proportion that the untenantable rentable area of the PREMISES bears to the total rentable area of the PREMISES. RENT shall be abated from the date of the damage or destruction until that part of the PREMISES that had been uninhabitable is substantially repaired, or until access to the PREMISES is restored, as the case may be. In no event shall Tenant's RENT be abated for any portion of the PREMISES which is occupied by Tenant.

               Tenant's RENTS shall not be abated if (i) the damage or destruction is repaired within five (5) days after Landlord has knowledge of or receives notice of the casualty; or (ii) the Tenant, Tenant's agents, employees, officers, partners or invitees, or anyone claiming through Tenant, is responsible for the damage or destruction. In the event the PREMISES are damaged or destroyed or become inaccessible and the Landlord has an obligation to repair under Section 10.01, Landlord shall have the right to provide Tenant with temporary office space in the BUILDING reasonably suited for Tenant to conduct its business, and, if such temporary space is available, Tenant shall have precedence in using said space subject only the use of said temporary space by Landlord or its' affiliates. Such alternative space shall contain as many rentable square feet as the uninhabitable portion of the Premises, and the RENTS for alternative space shall be the same as the RENTS for the Premises. Landlord shall pay the expenses reasonably incurred by Tenant in moving to the alternative space. In such event, Tenant's RENT shall not be abated. Tenant shall not be entitled to any damages for any inconvenience, loss of business or annoyance suffered by Tenant by reason of the damage or destruction or by the repair or restoration of the PREMISES or the BUILDING. Landlord shall use its best efforts to promptly repair any damage pursuant to this Article, and to the extent possible, not interfere with Tenant's use and occupancy of the PREMISES, but Landlord shall not be obligated to perform any repairs on an overtime or premium-pay basis.

        10.03 TENANT'S PROPERTY. Landlord shall not be obligated to repair or replace anything other than those items described in
        Article 9.01 in the event of damage or destruction to the PREMISES or BUILDING. In the event Landlord restores the PREMISES or BUILDING pursuant to this Article, Tenant shall immediately thereafter repair or restore all TENANT IMPROVEMENTS damaged or destroyed.


                         ARTICLE XI - DEFAULT AND REMEDIES


        11.01  DEFAULT.   The  occurrence  of  any  of  the following shall
        constitute a material default and breach of this LEASE by Tenant:

               A. Any failure by Tenant to pay RENTS where such failure continues for five (5) days after written NOTICE that such payment was not paid when due.

               B. Failure by Tenant to observe or perform any material provision of the LEASE, other than the provisions relating to payment of RENTS, where such failure continues for ten (10) business days after written NOTICE from Landlord to Tenant of such failure; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within ten (10) business days but can be cured within a period of one hundred (100) days, Tenant shall not be deemed to be in default if Tenant shall within such period commence to cure and diligently pursues the same to completion within the period of one hundred (100) days plus any reasonable time necessary absent a catastrophic event or casualty during said 100 days.

               C. The making by Tenant or by any guarantor of this LEASE of any general assignment for the benefit of creditors; the filing against Tenant, or against any guarantor of this LEASE of an involuntary petition under the United States Bankruptcy Code or similar law for the relief of debtors which petition is not dismissed within sixty (60) days from the date of filing, or the filing by Tenant or any Guarantor of this LEASE of a voluntary petition under the United States Bankruptcy Code or similar law for the relief of debtors; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the PREMISES, or the assets of any guarantor of the LEASE, or of Tenant's interest or of any guarantor's interest in this LEASE, where possession is not restored to Tenant or to any guarantor within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or substantially all the assets of any guarantor of this LEASE, where such seizure is not discharged within thirty (30) days of such seizure.

        11.02  LANDLORD'S REMEDIES.

               A. TERMINATION OF LEASE. In the event of any material default by Tenant, the Landlord shall have the right, in addition to all other rights available to Landlord under this LEASE or at law, to terminate this LEASE by providing Tenant with a NOTICE of termination. Upon termination Landlord may recover any damages proximately caused by Tenant's failure to perform under the LEASE, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Landlord in an effort to mitigate damages, as well as any other damages to which Landlord is entitled to recover under any statute now or hereafter in effect. Landlord's damages include the worth, at the time of any award, of the amount by which the unpaid RENTS for the balance of the term after the time of the award exceeds the amount of the rental loss that the Tenant proves could be reasonably avoided. The worth at the time of award shall be determined by discounting such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Landlord is entitled shall earn interest at the INTEREST RATE as provided in
        Article 22.36.

               B. RIGHT OF ENTRY. In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this LEASE, to enter the PREMISES and remove all persons and personal property from the PREMISES, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense. No removal by Landlord of any persons or property in the PREMISES shall constitute an election to terminate this LEASE. Such an election to terminate may only be made by Landlord in writing, or decreed by a court of competent jurisdiction. Landlord's right of entry shall include the right to remodel the PREMISES and re-let the PREMISES. All costs incurred in such entry and re-letting shall be paid by Tenant. Rents collected by Landlord from any other party which occupies the PREMISES shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other party. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No entry by Landlord shall prevent Landlord from later terminating the LEASE by written notice.

               C. WAIVER OF REDEMPTION. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the PREMISES or to continue the LEASE after being dispossessed or ejected from the PREMISES.

        11.03  LANDLORD'S RIGHTS.

               A. RIGHT TO PERFORM. If Tenant fails to perform any covenant or condition to be performed by Tenant, Landlord may perform such covenant or condition at its option, after NOTICE to Tenant. All costs incurred by Landlord in so performing shall immediately be reimbursed at cost to Landlord by Tenant, together with interest at the INTEREST RATE computed from the due date. Any performance by Landlord of Tenant's obligations shall not waive or cure such default. Landlord may perform Tenant's defaulted obligations at Tenant's sole cost and expense without NOTICE in the case of any emergency. All costs and expenses incurred by Landlord, including reasonable attorneys' fees, (whether or not legal proceedings are instituted) in collecting RENTS or enforcing the obligations of Tenant under the LEASE shall be paid by Tenant to Landlord upon demand.

               B. REMEDIES NOT EXCLUSIVE. The rights and remedies of Landlord set forth herein are not exclusive, and Landlord may exercise any other right or remedy available to it under this LEASE, at law or in equity.

        11.04 DEFAULT BY LANDLORD. Landlord shall not be in default in the performance of any obligation required to be performed under this LEASE unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of NOTICE from Tenant specifying in reasonable detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, the Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion which time period shall not exceed one hundred (100) days absent a catastrophic event or casualty. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days' NOTICE to Landlord specifying the nature of the default, unless such default materially impairs Tenant's ability to conduct its business or breaches Tenant's right to quiet enjoyment of the PREMISES, in which case Tenant shall not be required to wait thirty
        (30) days but wait seven (7) business days after Landlord's receipt of notice before exercising its remedies.


                      ARTICLE XII - ASSIGNMENT AND SUBLEASING


        12.01 ASSIGNMENT, SUBLEASING, TRANSFER AND PROFITS. Tenant agrees and understands that the RENTS set forth in Article 3 and the term set forth in Article 2 have been established in contemplation that Tenant would actually occupy the entire PREMISES for the entire LEASE TERM. Tenant's RENTS would have otherwise increased every year to the higher of the FAIR MARKET RENTAL RATE or the RENTS computed in accordance with the terms and conditions of this LEASE.

               Tenant agrees that it will not enter into any SUBLEASE or ASSIGNMENT without first complying with the provisions of Section
        12.02. Landlord specifically retains the right of reasonable review of proposed assignees and subtenants. NET PROFITS from any permitted assignment or sublet shall be divided evenly between Landlord and Tenant.

        Notwithstanding the above, Landlord on its behalf and on behalf of any affiliated company, shall have the ongoing right of first refusal for premises subject to a proposed sublet or assignment which right may be exercised in accordance with the provisions of
        Section 12.02 by Landlord giving written notice to Tenant.

        12.02  MISCELLANEOUS ASSIGNMENT AND SUBLEASING PROVISIONS.

               A. In the event Tenant desires to assign or sublet pursuant to this Article 12, Tenant shall advise landlord, by written Notice, as defined below, of: (i) Tenant's desire to assign, or sublease its lease, (ii) the name, address and business of the proposed assignee or sublessees (and evidence reasonably satisfactory to landlord that such proposed assignee or sublessees is comparable in reputation, stature and financial condition to, and will make a use of the Premises similar to the use being made by Tenant or the Other Tenants leasing comparable space in the
        Building) and (iii) the terms of the proposed assignment of subletting, and LANDLORD shall, within ten (10) business days of receipt of such notice and receipt of any additional information requested by landlord concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

               (a) Consent to such proposed ASSIGNMENT, encumbrance or SUBLEASE;

               (b)  Refuse  such  consent,  which   refusal  shall  not  be
                    unreasonably withheld or delayed; or (c) Elect to exercise its right of first refusal and accept said ASSIGNMENT or SUBLEASE on the same terms and conditions as were contained in the written NOTICE provided by Tenant to Landlord in accordance with the provisions of this Section 12.02A.

               (c) Elect to exercise its right of first refusal and accept said ASSIGNMENT or SUBLEASE on the same terms and conditions as were contained in the written NOTICE provided by Tenant to Landlord in accordance with the provisions of this Section 12.02A.

               B. Notwithstanding  any   SUBLEASE   to   Landlord   or  any
        ASSIGNMENT or SUBLEASE to any other PERSON, Tenant will remain fully liable for the payment of RENTS and for the performance of all other obligations of Tenant contained in this LEASE. Any act or omission of an assignee or sublessee, other than Landlord, or anyone claiming under or through Landlord, that violates any of the obligations of this LEASE shall be deemed a violation of this LEASE by Tenant.

               C. The consent by Landlord to any ASSIGNMENT or SUBLEASE shall not relieve Tenant, or any person claiming through or under Tenant, of the obligation to obtain the consent of Landlord, pursuant to the provisions of this entire Article 12, to any further ASSIGNMENT or SUBLEASE.

               D. If Landlord declines to give its consent to any proposed ASSIGNMENT or SUBLEASE, Tenant shall indemnify, and hold Landlord harmless against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys' fees) resulting from any losses incurred by Landlord from lawsuits based on claims that may be made against Landlord by the proposed assignee or sublessee, or brokers or other persons claiming a commission or similar compensation in connection with the proposed ASSIGNMENT or SUBLEASE, resulting from Tenant's actions. In addition, Tenant shall reimburse Landlord for all costs that Landlord incurred in connection with any such proposed ASSIGNMENT or SUBLEASE for all reasonable professional fees not to exceed $500 per transaction, including by way of illustration and not be way of limitation, the costs of making investigations as to the acceptability of the proposed assignee or sublessee and all attorneys' fees and other legal costs incurred in connection with any request for such consent.

               E. With respect to each and every SUBLEASE and ASSIGNMENT authorized by Landlord under the provisions of this Article 12, it is further agreed that:

                  1.  The term of the  SUBLEASE  must end no later that one
        (1) day prior to the last day of the LEASE TERM.

                  2. No SUBLEASE or ASSIGNMENT shall be valid, and no sublessee or assignee shall take possession of the PREMISES or any part thereof, until a fully executed SUBLEASE or ASSIGNMENT, together with such documentation as Landlord shall reasonably request, has been delivered to Landlord.

                  3. Each SUBLEASE shall provide that it is subject and subordinate to this LEASE and to all mortgages; that Landlord may enforce the provisions of the SUBLEASE, including collection of RENTS; that in the event of termination of this LEASE or re-entry or repossession of the PREMISES by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such SUBLEASE, and such sublessee shall, at Landlord's option, attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such SUBLEASE, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of such SUBLEASE made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

               F. Any material modification or amendment to a SUBLEASE shall be deemed a proposed SUBLEASE subject to the terms of this
        Article 12 and requiring a TRANSFER NOTICE to Landlord.

               G. In the event that (i) Landlord fails to exercise its right of first refusal described in Article 12.01 above, and consents to a proposed ASSIGNMENT or SUBLEASE, and (ii) Tenant fails to execute and deliver the ASSIGNMENT or SUBLEASE to which Landlord has consented within one hundred twenty (120) days after the giving of such consent, then Landlord's consent shall be null and void, and Tenant shall again comply with all of the provisions and conditions of this Article 12 before assigning this LEASE or subletting all or part of the PREMISES.

               H. If this LEASE is assigned, whether or not in violation of the provisions of this LEASE, Landlord may collect rent from the assignee without waiving any of its rights hereunder. If the
        PREMISES or any part thereof are sublet, whether or not in violation of this LEASE, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the sublessee without waiving any of its rights hereunder. In either event, Landlord may apply the net amount collected to payment of RENTS, but no such assignment, subletting, or collection shall be deemed (i) a waiver of any of the provisions of this Article, (ii) an acceptance of the assignee or sublessee as a tenant, or (iii) a release of Tenant from the performance by Tenant of Tenant's obligations under this LEASE.

               I. Tenant agrees that its rights to enter into an ASSIGNMENT or a SUBLEASE are governed by this entire Article 12 and agrees that it will not, under any circumstances, mortgage or otherwise encumber, directly or indirectly, its interests in this LEASE or the PREMISES.

               J. If Tenant is a corporation or other entity, a merger or consolidation of the Tenant with or into another entity or the sale of all or substantially all of Tenant's assets, or a dissolution of the corporation shall be deemed a TRANSFER of this LEASE, subject to the provisions of this entire Article 12; but these provisions shall not apply to a corporation into which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or which controls or is controlled by Tenant or is under common control with Tenant, provided that a principal purpose of such merger or transfer is not the TRANSFER of this LEASE and that in any of such events the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principals at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (b) the net worth, on the date of this LEASE, of the Tenant.


                       ARTICLE XIII - RELOCATION OF PREMISES


        13.01 RELOCATION. Landlord shall have the right, upon sixty (60) days NOTICE to Tenant, to relocate Tenant to other substitute space in the BUILDING ("SUBSTITUTE SPACE"). The SUBSTITUTE SPACE shall contain at least as many RENTABLE SQUARE FEET as the PREMISES, and the RENTS for the SUBSTITUTE SPACE shall be the same as the RENTS for the PREMISES, regardless of the size of the SUBSTITUTE SPACE. Landlord shall pay the expenses reasonably incurred by Tenant in moving to the SUBSTITUTE SPACE, including moving expenses, door lettering and expenses in connection with change of telephone and stationery. Landlord agrees to furnish the SUBSTITUTE SPACE with TENANT IMPROVEMENTS comparable in quality to those in the PREMISES. Notwithstanding the above this Article shall not apply to Tenant's occupancy of the 8th and 9th floors or any floor where Tenant has constructed a stairway to the 8th or 9th floors or occupies more than 40% of the rentable area on said floor.


                       ARTICLE XIV - UTILITIES AND SERVICES


        14.01 BASIC UTILITIES AND SERVICES. Subject to Section 14.02 Landlord shall furnish to the PREMISES during BUSINESS HOURS, and subject to rules and regulations from time to time established by Landlord, (a) heating, air conditioning and ventilation in amounts required, from 7:00 a.m. to 6:00 p.m. Monday through Friday except for recognized holidays, for the use and occupancy of the PREMISES;
        (b) freight and passenger elevator service; (c) electricity in the amount of 4.5 watts per RENTABLE SQUARE FOOT of the PREMISES; and
        (d) hot and cold water in amounts required for normal lavatory and drinking purposes. Subject to the provisions of Article 14.02 regarding charges for additional use, electricity and water will be available twenty-four (24) hours per day, every day of the year. Landlord shall provide heating, air conditioning, ventilation, and freight elevator service at other than BUSINESS HOURS by arrangement with Tenant, provided that Tenant pays Landlord's usual charges for such overtime use, based on Landlord's actual cost only. Landlord shall provide janitorial service Monday through
        Friday, except on the dates of the holidays listed in the definition of BUSINESS HOURS set forth in Article 22.28 below, generally consistent with the cleaning specifications attached as Exhibit C, and window washing at intervals determined by Landlord. Landlord shall provide Tenant and its officers and employees with access to the PREMISES twenty-four (24) hours per day, every day of the year. Notwithstanding the above, Saturday air conditioning shall be available to tenant between the hours of 8:00 a.m. to 12:00 noon at no cost to Tenant. However, Tenant shall be required to request such Saturday service from Landlord, indicating the areas to be cooled, by giving Landlord, at the Building Office, 24 hour notice.

        Notwithstanding the foregoing, in the event Transamerica Center changes ownership, the temperature in Tenant's premises will be maintained (subject to any limits imposed by any governmental authority) to the following standards: a) Summer: 72 degrees Fahrenheit dry bulb, 50% relative humidity, plus or minus 5%, b)
        Winter: 72 degrees Fahrenheit dry bulb, plus or minus 5%.

        14.02 ADDITIONAL TENANT USE. Without the prior written consent of Landlord, Tenant shall not use any apparatus or device in the PREMISES, including, without limitation, electronic data-processing machines, punch-card machines and machines using current in excess of 110 volts, that would cause Tenant to use more electricity or water than Landlord has undertaken to provide in Article 14.01, notwithstanding the foregoing, Landlord acknowledges that

        Tenant is an existing tenant of the BUILDING, and that Landlord has inspected and approves the equipment currently in use by Tenant in the PREMISES. From time to time, Landlord may impose a reasonable charge, as ADDITIONAL RENT, and establish reasonable rules and regulations for (a) the use by Tenant of heating, air conditioning, ventilation, or freight elevators at any time other than during BUSINESS HOURS; (b) the use by Tenant of heating, air conditioning, ventilation, water or electricity in amounts exceeding the amounts Landlord has undertaken to provide in Article 14.01; and (c) the use of any additional or unusual janitorial or cleaning services required because of any non-building standard improvements in the PREMISES, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than during BUSINESS HOURS), or for the removal of any refuse and rubbish from the PREMISES, other than discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the PREMISES. Landlord shall not be required to provide janitorial services for portions of the PREMISES used for preparing or consuming food or beverages, storage, offset printing or as a lavatory. Landlord may charge Tenant an additional charge for cleaning if Tenant has glass partitions or an unusual amount of glass surfaces or wood floors in the interior of the PREMISES. In order to determine or verify the amount of any additional charge for excess use of electricity. Landlord, or its electrical consultant, will install, at Landlord's expense, meters to measure the electricity consumed in the PREMISES. Additionally, Tenant shall receive the equivalent of .8 watts per square foot for electrical services which are not separately metered. Tenant shall pay to Landlord the cost of any electrical consumption in excess of 4.5 watts per useable square foot of space occupied. In order to determine or verify the amount of any additional charge for excess use of water, Landlord may install, at Tenant's expense, a meter to measure the water furnished to the PREMISES. Any additional charge for excess water use shall include the reasonable charges of Landlord for the excess amount of water furnished and for any additionally required pumping or heating and any additional taxes, sewer rent or other charges imposed by an government agency or public utility based on the quantity of water furnished to occupants of the BUILDING or the cost of such water.

        14.03 TEMPERATURE MAINTENANCE. Landlord shall use due diligence and its best efforts to keep the Building temperature within a comfortable range within the PREMISES and the public quarters; however, Landlord makes no representation with respect to the adequacy or fitness of the air conditioning or ventilating equipment in the BUILDING to maintain temperatures which may be required for, or because of, any equipment of Tenant other than normal fractional horsepower office equipment. If the temperature otherwise maintained in any portion of the PREMISES by the heating, air conditioning or ventilation systems is affected as a result of
        (a) any lights, machines or equipment (including, without limitation, electronic data-processing machines) used by Tenant in the PREMISES, (b) occupancy of the PREMISES by more than one person per 175 square feet of usable area of the PREMISES or (c) an electrical load in excess of 4.5 watts per square foot of usable area of the PREMISES, Landlord shall have the right, but not the obligation, to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including without limitation, modifications to the standard air conditioning equipment. The cost of the additional machinery and equipment, including the cost of installation and any additional cost of operation and maintenance, shall be paid by Tenant to Landlord on demand, as ADDITIONAL RENT. If Tenant requests that Landlord, at Tenant's sole expense, install such additional machinery and equipment, Landlord's consent shall not be unreasonably withheld. Landlord shall use its best efforts to diligently correct any malfunction in the HVAC equipment.

        14.04 EXCULPATION OF LANDLORD. Landlord shall not be liable for any failure to furnish access to the PREMISES or any services or utilities, when such failure is caused by acts of force majeure or elective alterations or improvements to the PREMISES or the BUILDING, and Tenant shall not be entitled to any damages nor shall such failure abate or suspend Tenant's obligation to pay RENTS or constitute or be construed as a constructive or other eviction of Tenant. Tenant understands and agrees that temporary telephone and other system interruptions may occur as normal events during the course of installation work. Under no circumstances will Landlord be held liable for any financial or other damages due to such interruptions. In the event any governmental entity promulgates or revises any law, or issues mandatory controls or voluntary guidelines relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service furnished by Landlord in the BUILDING, Landlord may, in its sole discretion, take any appropriate action to comply with such provisions of law, mandatory controls or voluntary guidelines, including the making of alterations to the BUILDING. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate of suspend Tenant's obligation to pay the RENTS or constitute or be construed as a constructive or other eviction of Tenant.

        14.05 ACCESS. Landlord, its cleaning contractor and their employees shall have access to the PREMISES at all times after 6:00 p.m. and before 7:00 a.m. daily and shall have the right to use, without charge, all light, power and water in the PREMISES reasonably required to clean the PREMISES.

        14.06 DIRECTORY LISTING. Landlord, at Tenant's request, shall maintain listings on the BUILDING directory of the name of Tenant, and the names of any of Tenant's officers and employees, and the name of any person lawfully occupying the PREMISES in accordance with Article 12, provided that the names so listed shall not use more than two (2) lines per one thousand (1,000) RENTABLE SQUARE FEET. The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord on demand, as ADDITIONAL RENT.

                     ARTICLE XV - SUBORDINATION AND ATTORNMENT


        15.01 SUBORDINATION. The Landlord owns the LAND and the BUILDING. This LEASE, and all rights of Tenant hereunder, are subordinate to the interests of (i) all present and future leases on the BUILDING or the LAND (except for leases of commercial space in the BUILDING); (ii) present and future mortgages encumbering the
        BUILDING, the LAND, or any leases; (iii) all past and future advances made under such mortgages, and (iv) all renewals, modifications, replacements and extensions of any leases and mortgages. Any Lessor ("Superior Lessor") under any lease ("Superior Lease") or any mortgagee ("Superior Mortgagee") under any mortgage ("Superior Mortgage") shall have the right to elect by a NOTICE that this LEASE shall be superior to any Superior Lease or Superior Mortgage. The LEASE's subordination to all Superior Leases and Superior Mortgages is self-operative, and no further instrument of subordination shall be required. Tenant agrees, however, at the request of Landlord, to promptly execute, acknowledge and deliver any instrument required by Landlord, or by any Superior Lessor or Superior Mortgagee, to evidence the subordination, and to modify this LEASE to meet the requirements of any lender selected by Landlord to provide any financing for the BUILDING, provided that such amendment does not alter the LEASE TERM, increase RENTS, materially adversely affect Tenant's rights under this LEASE or place a greater legal burden on Tenant except as required by law. Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact, coupled with an interest, to execute, acknowledge and deliver any such instrument on behalf of Tenant in the event Tenant fails to do so within ten (10) days of Landlord's request. No action taken by Landlord hereunder shall waive Tenant's default in failing to provide any evidence of subordination required hereunder.

        15.02 ATTORNMENT. Tenant's obligations under this paragraph shall be subject to and conditioned upon Tenant's receipt of a nondisturbance agreement, in form and content reasonably acceptable to Tenant, from each Successor. Tenant agrees to attorn to and recognize as Tenant's landlord under this LEASE any Superior Lessor, Superior Mortgagee, or purchaser taking title by or through any Superior Lessor or Superior Mortgagee or by or through a foreclosure sale ("Successor"). Tenant agrees to exercise any instruments reasonably requested to evidence the attornment. Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact, coupled with an interest, to execute, acknowledge and deliver on behalf of Tenant any such evidence of attornment if not delivered by Tenant within twenty (20) days after requested to do so. Upon attornment, this LEASE shall continue in full force and effect. Tenant agrees to make any modification of this LEASE requested by any Successor to Landlord hereunder, provided that such modifications do not adversely affect any material right of Tenant under this LEASE.

        15.03 NONDISTURBANCE. Notwithstanding any of the provisions of this Article 15 to the contrary, Tenant shall be allowed to occupy the Premises subject to the conditions of this Lease, and this Lease shall remain in effect until this Lease expires or is terminated in accordance with the provisions of this Lease. Landlord shall use its best efforts to provide Tenant with a nondisturbance agreement from all current and subsequent mortgage and lien holders for the BUILDING.


                           ARTICLE XVI - QUIET ENJOYMENT


        16.01 QUIET ENJOYMENT. Provided Tenant pays, when due, the RENTS, and performs all of its material obligations hereunder, Tenant shall have and peaceably enjoy the PREMISES for the LEASE TERM.


                              ARTICLE XVII - NOTICES

        17.01 NOTICES. Any notice, demand, statement, request, or other communication required to be made or permitted to be given by Landlord or Tenant under this LEASE or under any law, statute or ordinance, shall be in writing, and shall be properly given if personally delivered or sent by first class, registered or certified mail, postage prepaid, addressed to the other party at its address as hereinafter set forth:


               To TENANT:                    To LANDLORD:
               Maxicare Health Plans Inc.    Transamerica Occidental
               1149 S. Broadway              Life Insurance Company
               Ninth Floor                   1150 S. Olive Street
               Los Angeles, CA  90015        Suite T-1100
               Attn: Eugene L. Froelich      Los Angeles, CA 90015
               Executive Vice President      Attn: Building Manager


        in the Lease Summary or to such other address as either party may from time to time direct by the giving of a NOTICE. A NOTICE shall de deemed given (i) when delivered, if personally delivered, or
        (ii) if mailed, forty-eight (48) hours after deposit into the United States mail.


                       ARTICLE XVIII - ESTOPPEL CERTIFICATES


        18.01 ESTOPPEL CERTIFICATES. Upon twenty (20) calendar days NOTICE from Landlord an estoppel certificate, in form satisfactory to Landlord, which (i) certificates that the LEASE is unmodified and in full force and effect, or if modified, the extent of such modification; (ii) sets forth the LEASE expiration date and any options available to LEASE expiration dated may be extended; (iii) sets forth the date through which the RENTS have been paid, and any prepaid rent or security deposit held by the Landlord; (iv) sets forth, in reasonable detail, the defaults, if any, of Landlord, or any acts committed by Landlord or any failure to act by Landlord which, with the passage of time, or giving of notice, or both, may constitute a default under the LEASE; and (v) sets forth any deductions, offsets, or credits against RENTS owned by Tenant to which Tenant reasonably believes it is entitled. Tenant agrees and understands that the representations made in such estoppel certificate shall be relied upon by Landlord and other parties with whom Landlord deals. Tenant's failure to execute and deliver the estoppel certificate pursuant to the terms hereof shall constitute a default under the LEASE. In such event landlord shall have the right to act as Tenant's attorney in fact, coupled with an interest, to prepare an estoppel certificate, and Tenant shall be held to the statements made by Landlord in such estoppel certificate as if such certificate was prepared by Tenant.


                               ARTICLE XIX - BROKERS


        19.01 BROKERS. Tenant warrants and represents that it has dealt with no broker in connection with the LEASE other than Cushman & Wakefield of California, Inc. for the Tenant and the Seeley Company for the Landlord. Tenant shall indemnify and hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach of this representation.


                   ARTICLE XX - EXCULPATION AND INDEMNIFICATION


        20.01 EXCULPATION. Tenant acknowledges, as a material part of the consideration for Landlord entering into the LEASE, that Landlord, and Landlord's partners, directors, officers, agents, or employees (collectively "Landlords/Partners"), will not be liable to Tenant, or any party claiming by or through Tenant, for any loss or injury suffered by Tenant or any other person, or for damage to any property, unless such loss, injury or damage is caused by Landlord's gross negligence or misconduct.

        Tenant agrees that neither Landlord or Landlords/Partners shall be liable for any consequential damages arising out of any loss of use of the PREMISES or any part thereof or any equipment or facilities within the PREMISES. Landlord agrees that Tenant shall not be liable for any consequential damages arising out of any loss of use of the BUILDING or any part thereof or any equipment or facilities within the BUILDING.

        20.02 INDEMNIFICATION. Tenant agrees to defend, indemnify and hold harmless Landlord, all Superior Lessors and Superior Mortgagees of Landlord, and their respective partners, directors, officers, agents and employees from and against any and all claims, demands, liability, loss, damage, costs, and expenses arising out of any acts, omissions or negligence in or about the BUILDING which is the direct result of Tenant's negligence or intentional misconduct and Landlord agrees to defend, indemnify and hold harmless Tenant, from and against any and all claims, demands, liability, loss, damage, costs, and expenses arising out of any acts, omissions, or negligence in or about the BUILDING which is the direct result of the Landlord's negligence or intentional misconduct. In the event that any action or proceeding is brought against any party herein indemnified, arising out of any act which is claimed to be the direct result of either party's negligence or misconduct, said party upon NOTICE from such person, shall defend such action or proceeding at its sole cost and expense by counsel reasonably approved by the other party.

        20.03 LIMITATION OF LIABILITY. Neither the Landlord, nor Landlords/Partners, nor any successor to Landlord's interest, shall be personally liable for the performance of Landlord's obligations under this LEASE. Tenant shall look only to Landlord's interest in the LAND and BUILDING or to the Proceeds of insurance or condemnation thereof, and to no other assets or property of Landlord, Landlords/Partners or any successors to Landlord, for the satisfaction of Tenant's remedies under this LEASE, or for the satisfaction of any judgment or other award against Landlord.
        Landlord agrees not to proceed against the personal assets of Tenant's officers and directors for damages resulting from the acts, misconduct or negligence of Tenant.

        20.04 TRANSFER OF LANDLORD'S INTEREST. Landlord and each successor to Landlord (collectively "Landlord") shall be fully released from the performance of Landlord's obligations subsequent to their transfer of Landlord's interest in the BUILDING. In the event of a transfer, Landlord's obligations shall be binding upon any successor. Landlord shall not be liable for any acts occurring after its transfer of the BUILDING. Except for acts identified in the estoppel certificate as set forth in Article XVIII, any successor in interest to Landlord shall not be liable for any acts occurring prior to the transfer of the BUILDING, or be subject to any offset, defense or counterclaim accruing prior to such or be bound by any payment of and RENTS in excess of one (1) month in advance. Landlord agrees to transfer any security deposit to any successor, after which Landlord shall be fully released from any liability therefor.


                               ARTICLE XXI - PARKING


        21.01 TENANT'S PARKING. Tenant shall have the right to use the BUILDING'S parking facilities located in Lots 121 and 104 (see attached Exhibit H) for the parking of up to Three (3) automobiles per 1,000 rentable square feet leased, subject to payment to Landlord, or, at Landlord's option, to the operator of the parking facilities, a $35.00 monthly fee per space for such parking, fixed during the period between June 1, 1994 and May 31, 1997 and a $50.00 monthly fee during the period between June 1, 1997 and May 31, 2000. Notwithstanding the foregoing, Landlord acknowledges that Tenant has been paying a fee for such parking since June 1, 1994, and Landlord shall provide Tenant with a credit, to be applied against future parking payments, in an amount equal to the difference between the amounts that Tenant has paid since June 1, 1994 and the amount that Tenant would have paid since June 1, 1994 if Tenant had been paying the rates set forth in this Article XXI since June 1, 1994. It is understood that Lots 121 and 104 have sufficient spaces to provide required parking at the ratio of 3 automobiles per 1,000 rentable square feet leased for all but 16 spaces. Said 16 spaces shall be provided to Tenant in the parking facility numbered 136 at prevailing market rates. Tenant shall have the right to upgrade parking spaces by substituting spaces in the desired locations for spaces in Lots 121 and 104 if spaces are available. Tenant shall pay for upgraded spaces at the lowest prevailing rates for non-Transamerica employees for such parking. It is understood that for each space that is upgraded, Tenant shall give up a space in Lots 121 or 104. Landlord reserves the right to substitute other parking facilities for Lots 121 and 104 at the fixed rate subject to Tenant's reasonable consent. Tenant's right to use the parking facilities shall be in connection with other tenants of the BUILDING. Tenant agrees to be bound by the rules and regulations governing the parking facilities, to be adopted from time to time by Landlord or the operator of the parking facilities. Tenant's visitors shall have the right to use the parking facilities, subject to availability and to the rules and regulations governing visitor parking from time to time adopted by the Landlord or the operator of the parking facilities. No third party tenant shall receive a lower parking rate than Tenant for comparable parking spaces. Tenant's failure to pay agreed to parking fees shall give Landlord the immediate right upon ten days written notice to terminate Tenant's right to use such parking facilities. Tenant shall have the right to buy parking validations for the use of Tenant's visitors.


                            ARTICLE XXII - DEFINITIONS


        22.01 A. OPERATING COSTS. The term OPERATING COSTS shall mean the sum of the amounts determined in Articles 22.Ol(A), (B), and
        (C), inclusive.   If  at  least  ninety-five  percent  (95%) of the
        rentable area of the BUILDING is not occupied during the appropriate calendar year period, then the OPERATING COSTS, and each component of OPERATING COSTS for such period, shall be deemed to be equal to the OPERATING COSTS which would have been incurred for the entirety of the calendar year if ninety-five percent (95%) of the rentable area of the BUILDING was occupied during the entirety of the calendar year including without limitation the following:

               1. Any form of assessment, business or license fee or tax, commercial rental tax, levy, charge, excise penalty, tax or similar imposition or substitution for any of the foregoing (hereinafter, collectively, "TAX"), imposed by any authority having the direct power to TAX, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the PROJECT, including, but not limited to, any increases in such TAX as a result of any transfer, sale or sales of the PROJECT or any part thereof.

               2. Any tax, fee or excise on the act of entering into this LEASE or the occupancy of Tenant, on the rental income received by Landlord, or in connection with the business of renting space on the PROJECT levied or assessed at any time against Landlord.

               3. Any reasonable fees, costs and disbursements incurred in connection with proceedings to contest or determine PROPERTY-RELATED TAXES; including all costs of any kind paid or incurred by Landlord as Landlord deems necessary, to employ attorneys, accountants, appraisers and consultants for the purpose of maintaining the assessed value of the PROJECT at the lowest possible level.

               PROPERTY-RELATED TAXES shall not include income, franchise, transfer, inheritance, estate, generation-skipping, gift or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord in lieu of, in whole or in part, or as an addition to, any other TAX which would otherwise constitute a PROPERTY RELATED TAX.

               Tenant shall not be required to pay any increases in PROPERTY-RELATED TAXES attributable to a sale or other transfer of ownership of the BUILDING that gives rise to an increase in PROPERTY-RELATED TAXES under Proposition 13 of the BUILDING during the term of this Lease. After June 1, 2000 Tenant shall receive no reduction in its share of real estate increases attributable to a sale or other transfer of ownership of the BUILDING that gives rise to an increase in PROPERTY-RELATED TAXES under Proposition 13 of the BUILDING.

               Tenant shall also receive a reduction in its share of any future Metro Rail assessment resulting from the current assessment district being expanded to include the BUILDING. Said reduction shall be 25% of the Tenant's share of the assessment during the original term of the Lease.

               Landlord shall ensure that the BUILDING is fully assessed for PROPERTY- RELATED TAXES during the entire term of this Lease.

               B. OPERATING EXPENSES. OPERATING EXPENSES shall mean the total of those expenses incurred by Landlord in the operation and maintenance of the PROJECT, in accordance with accepted principles of sound accounting practice as applied to the operation, maintenance and security of a first-class institutional office building including, without limitation, the following:

               1. All utility costs not otherwise charged directly to Tenant or any other tenant of the PROJECT, including, without limitation, the cost of air conditioning, water, electricity, steam, heating, mechanical, ventilation, escalator and elevator systems, the cost of supplies and equipment and maintenance and service contracts in connection therewith, and any sales, use, and excise taxes on such goods and services.

               2. All wages and salaries of employees, independent contractors, or agents of the Landlord engaged in the operation, maintenance and security of the PROJECT; employer's social security taxes, payroll taxes, unemployment taxes or insurance premiums, including Workers Compensation, pension benefits, and any other taxes which may be levied on such wages and salaries; the cost of disability benefits, or any other fringe benefits for such employees.

               3. All expenses for janitorial services, trash, pest control, waste disposal, garbage, governmental services such as police and fire protection, servicing, replacing, equipping and maintenance of all security and fire alarms, fire pumps, sprinkler systems and fire extinguishers and hose cabinets; guard services; painting; window cleaning and landscaping and gardening, including any sales, use and excise taxes on such services.

               4. All normal repairs to, normal replacement of, and normal physical maintenance of the PROJECT, including, without limitation, mechanical equipment and appurtenances thereto, and the cost of all supplies, uniforms, equipment, tools, materials, and any other capital expenditures necessary to the operation and maintenance of the PROJECT, including sales, use, and excise taxes on such goods and services. Said costs shall not include latent structural or mechanical defects as set forth in 9.01.

               5. Any license, permit and inspection fees required in connection with the operation of the PROJECT.

               6. Any  auditor's  fees   for   public  accounting  normally
        provided for the operation and maintenance of the PROJECT.

               7. Any legal fees, costs and disbursements as would normally be incurred in connection with the operation, maintenance and repair of the PROJECT (Other than in connection with PROPERTY-RELATED TAX proceedings).

               8. All reasonable fees for management services provided by an independent management company or by Landlord, provided such fees do not exceed three percent (3%) of the annual rental income of the BUILDING.

               9. Any depreciation and amortization expenses, including, without limitation:

                  i. The annual amortization of costs, including financing costs, if any, incurred by Landlord for any Capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority having jurisdiction, which costs are amortized over the useful life of such capital improvement;

                  ii. The annual amortization of costs, including financing costs, if any, of any equipment, device or capital improvement incurred and reasonably intended as a labor-saving measure or to effect other economies in the operation or maintenance of the PROJECT, which costs are amortized over their useful life (provided the annual benefits realized therefrom are reasonably related to the annual amount to be amortized) and which do not rebound primarily to the benefit of any particular tenant; and

                      Depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

                  10. All costs of any evaluations or studies and/or capital expenditures which Landlord is required to make during the term of this LEASE which are required by any applicable law or lawful city, county, state of federal regulatory authority.

                  11. All costs of any evaluations or studies and/or capital expenditures for fire and safety or energy conservation equipment.

                  12. Such other usual costs and expenses which are paid by other landlords for the purpose of providing for the on-site operation, servicing, maintenance and repair of other first-class institutional office buildings in the downtown Los Angeles financial district.

                  13. The  following  items  are  excluded  from  OPERATING
        EXPENSES:

                      i.    Any ground lease rental;

                      ii. Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is entitled to reimbursement for such costs;

                      iii. Costs, including without limitation permit, license and inspection costs, incurred with respect to the installation of Tenant improvements made for tenants in the BUILDING other than Tenant or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the BUILDING;

                      iv. Depreciation and amortization, except for straight-line amortization of those capital expenditures to be included in the definition of Operating Expenses as provided herein, all as determined in accordance with generally accepted accounting principles, consistently applied, and when amortization is permitted or required, the item shall be amortized over its useful life;

                      v. Leasing commissions, attorneys' fees, court costs and all other costs and expenses incurred in connection with negotiations or disputes with past, present or prospective tenants or other occupants of the BUILDING or incurred in connection with negotiating or enforcing the provision of any lease of space in the BUILDING unless such enforcement benefits at least one
                            (1) Tenant or any contract for the furnishing of materials, goods and services to the BUILDING that is reimbursed by any Tenant;

                      vi. Expenses in connection with services or other benefits which are not offered to Tenant, or for which Tenant is charged directly, or which are provided to another tenant or occupant of the BUILDING and not to Tenant;

                      vii. Costs incurred by Landlord due to the violation by Landlord or any tenants of the terms and
                            conditions  of  any  lease   of  space  in  the
                            BUILDING;

                      viii. All amounts paid to Landlord or to subsidiaries
                            or affiliates of Landlord for goods or services in or for the BUILDING to the extent such amounts exceed the amounts that would have been paid if such services had been rendered by or such goods purchased from independent third parties not controlled by or affiliated with Landlord on a competitive basis;

                      ix. Interest, points and fees on debt or amortization on or for any mortgage or mortgages encumbering the BUILDING and/or the Site, or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participations of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Site or BUILDING, or any part thereof;

                            x.      Landlord's  general  corporate overhead
                                    and    general    and    administrative
                                    expenses;

                            xi. Any compensation paid to clerks, attendants or other persons in
                                    commercial   concessions   operated  by
                                    Landlord or  in  the Parking facilities
                                    of the BUILDING;

                            xii. All items and services for which Tenant or any other tenant in the BUILDING reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                            xiii.   Advertising       and       promotional
                                    expenditures;

                            xiv. Electric power costs for which any tenant or occupant of the BUILDING directly contracts with the local public service company;

                            xv. Services provided and costs incurred in connection with the operation of, or any other expenditure for or relating to, the Parking facilities;

                            xvi. Tax and/or assessment penalties and interest and late charges incurred as a result of Landlord's negligence or inability or unwillingness or failure for any reason to make such payments when due;

                            xvii. All assessments which are not specifically charged to Tenant because of Tenant's acts, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and charged as OPERATING EXPENSES only in the year in which the assessment installment is actually paid;

                            xviii. Taxes and assessments attributable to the tenant improvements of tenants other than Tenant or the property of tenants other than Tenant if such taxes or assessments are separately
                                    paid  or   separately   billed  to  and
                                    payable  by   any   tenant  other  than
                                    Tenant;

                            xix. Aggregate management fees of the BUILDING and the PROJECT (and any improvements thereon except for the Parking facilities) in excess of those charged in comparable institutional buildings in downtown Los Angeles;

                            xx. Landlord covenants and agrees at all times during the Term of this Lease (i) to keep OPERATING EXPENSES consistent with the operation of a comparable institutional office building in the Downtown Los Angeles, California area, and (ii) to diligently protest and contest any increase in real property taxes for the BUILDING, and Common Areas, or any portion thereof, which a prudent owner of a comparable institutional  office  building  in the
                                    Downtown   Los    Angeles,   California
                                    area would protest and contest.

                            xxi. Tenant shall have the right at any reasonable time (but not more frequently than one time during any 12-month period) upon reasonable prior notice to Landlord to review, make extracts from, and audit or cause to be audited all relevant books, records and documents pertaining to OPERATING EXPENSES (including real property taxes) or any portion thereof. Landlord understands that each such review or audit may take more than one day, and Tenant and its auditors shall have such time as is reasonably necessary to complete each such review and/or audit. If any such audit reveals that Landlord made an error in calculating and reporting the actual amount of OPERATING EXPENSES for any 12-month period and such error resulted in an aggregate overpayment by Tenant of two percent (2%) or more, then Landlord shall reimburse Tenant for the cost and expense of such audit. If any such audit reveals Landlord has made an error in calculating and reporting the actual amount of OPERATING EXPENSES for any 12-month period and such error resulted in an underpayment by Tenant, then Tenant shall pay Landlord such underpayment together with all reasonable expense incurred by Landlord assisting Tenant's audit. Tenant shall use an established and recognized audit firm or company reasonably acceptable to Landlord. Landlord and Tenant agree the following audit firms may be used:

                                      (a) Arthur Anderson
                                      (b) Peat Marwick
                                      (c) Coopers & Lybrand
                                      (d) Price Waterhouse
                                      (e) Deloitte & Touche
                                      (f) Ernst & Young

                                    Tenant must  obtain  Landlord's written
                                    approval before using any other firms.

                            xxii. If Tenant does not request a review or audit of Landlord's books and records relating to OPERATING EXPENSES within one hundred and eighty (180) days after

                                    Tenant's  receipt  of  Landlord's final
                                    year-end Actual  Statement, such Actual
                                    Statement shall be deemed to be binding
                                    on Landlord and  Tenant  for the period
                                    covered  by  such  statement; provided,
                                    however,  that  for  a  period  of  two
                                    years,  following  Landlord's providing
                                    Tenant with a final statement of annual
                                    OPERATING EXPENSES:

                                      Tenant  shall   have   the  right  to
                                      contest  any  final  year-end  Actual
                                      Statement and  any OPERATING EXPENSES
                                      or other reports  furnished to Tenant
                                      for  said   period   in  any  lawsuit
                                      commenced by Tenant or against Tenant
                                      or otherwise pertaining to Tenant.

                                      Tenant shall have the right after the
                                      expiration of any  such 90 day period
                                      to contest any component of OPERATING
                                      EXPENSES  if  Tenant  or  any auditor
                                      engaged by  Tenant  determines during
                                      any  review  or  audit  of  OPERATING
                                      EXPENSES that an  error has been made
                                      in    Landlord's    calculation    of
                                      OPERATING EXPENSES and  such error or
                                      a similar  error  might  have been in
                                      the calculation of OPERATING EXPENSES
                                      for said two year period.

               C. INSURANCE EXPENSES. INSURANCE EXPENSES shall mean all premiums and other charges incurred by Landlord with respect to the insurance of the PROJECT including, without limitation, the following: (i) fire and extended coverage insurance, including earthquake, windstorm, hail and explosion; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance;
        (iii) public liability and property damage insurance; (iv) elevator insurance; (v) Workers Compensation Insurance for the employees specified in clause B.2. above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, legal liability, burglary, fidelity and pilferage insurance on equipment and materials; (vii) rent abatement, rent continuation, business interruption insurance, and similar types of insurance: and (viii) such other insurance as is customarily carried by operators of other first-class institutional office buildings in the downtown Los Angeles financial district.

        22.02 LEASE. The term LEASE shall mean this LEASE together with all EXHIBITS attached to this LEASE. Any terms and conditions set forth in any of the EXHIBITS to this LEASE shall be deemed to have been incorporated in this LEASE.

        22.03 LANDLORD. The term Landlord shall mean the Landlord named in this LEASE or any successor in interest, but only for the time that any such person owns the BUILDING or the PROJECT.

        22.04 TENANT. The term Tenant shall mean the Tenant named herein or any successor in interest.

        22.05 PREMISES. The term PREMISES shall mean the space outlined on Exhibit A attached hereto but excluding from that space all of the BUILDING, including, without limitation, the roof, exterior walls, court corridor walls and doors, any terraces or roofs adjacent to the PREMISES, a space between hung ceilings and the slabs above, any space in or next to the PREMISES used for shafts, stacks, pipes, conduits, fan rooms, decks, electric, telephones or other utilities, sinks or other BUILDING facilities, and the use of those areas, as well as access thereto through the PREMISES for the purposes of operation, maintenance, decoration and repair of the PREMISES of the BUILDING. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the PREMISES as long as these items do not materially interfere or adversely affect Tenant's use of the PREMISES.

        22.06  LEASE TERM.    The  term  LEASE  TERM  shall  mean  the term
        described in Article 2 and any extensions or renewals of that term pursuant to the provisions of this LEASE.

        22.07 EXHIBIT. The term EXHIBIT shall mean any Exhibits attached hereto and incorporated herein by reference.

        22.08  RENTABLE SQUARE FEET.   The  term RENTABLE SQUARE FEET shall
        mean the square footage determined in accordance with the criteria established by BOMA, the Building Owners & Managers Association.

        22.09  RENT COMMENCEMENT DATE.    The  term  RENT COMMENCEMENT DATE
        shall mean the date established in accordance with the provisions of Article 2.OlA.

        22.10  READY FOR OCCUPANCY.  Intentionally deleted.

        22.11  DELAYS CAUSED BY TENANT.  Intentionally deleted.

        22.12 BUILDING. The term BUILDING shall mean the Transamerica Center, including the parking garage, surface parking lots, outside plazas, lobbies, office, commercial and retail space, landscaping, water elements, art and sculpture, and the LAND.

        22.13 LAND. The term LAND shall mean that portion of that certain real property on which the BUILDING is situated, subject to all easements, covenants, rights of way, exceptions and other matters of record affecting said real property.

        22.14 PROJECT. The term PROJECT means the LAND, BUILDING and all other improvements and structures of every kind and nature, located on, or adjacent to (to the extent Landlord deems beneficial to improve, repair or maintain the adjacent property), the LAND.

        22.15 RENTS. The term RENTS shall mean INITIAL MONTHLY BASIC RENT, ADJUSTED MONTHLY BASIC RENT, PERCENTAGE RENT and ADDITIONAL RENT.

        22.16  SCHEDULED RENT COMMENCEMENT DATE.    The term SCHEDULED RENT
        COMMENCEMENT DATE refers to and shall be June 1, 1994.

        22.17 TRANSFER. The term TRANSFER shall mean any transfer by ASSIGNMENT, SUBLEASE, sale, conveyance, license or otherwise, to any PERSON, of all or any part of Tenant's interest in the PREMISES and/or LEASE.

        22.18  SUBLET PORTION.   The  term  SUBLET  PORTION shall mean that
        portion of the PREMISES outlined or described in the TRANSFER NOTICE which is the subject of the proposed SUBLEASE.

        22.19 PERSON. The term PERSON shall mean any natural person or persons, a partnership, corporation, and any other form of business or legal association or entity.

        22.20 ASSIGNMENT. The term ASSIGNMENT shall mean any Transfer by Tenant of all of its interest in the PREMISES and/or the LEASE to any PERSON for the entire LEASE TERM.

        22.21 TRANSFER NOTICE. The term TRANSFER NOTICE shall mean NOTICE to Landlord, of any proposed TRANSFER accompanied by (a) a conformed or photostatic copy of all written documents pursuant to which the ASSIGNMENT or SUBLEASE is to be accomplished, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or sublessee and the nature of its business and, in the event of a SUBLEASE, the SUBLET PORTION, and (c) current financial information with respect to the proposed assignee or sublessee including, without limitation, its most recent financial report.

        22.22 SUBLEASE. The term SUBLEASE shall mean any TRANSFER of Tenant's entire interest in the LEASE, or of the entire PREMISES, for less than the entire Term, or a TRANSFER of any lesser part of Tenant's interest in the LEASE, or any lesser part of the PREMISES, for any period of time, including permitting the PREMISES to be used by any licensee or concessionaire or by any PERSON other than Tenant.

        22.23  RECAPTURE RIGHTS.   N/A

        22.24 NET PROFITS. The term NET PROFITS shall mean all amounts and sums which Tenant receives from any assignee or sublessee, directly or indirectly, attributable to the PREMISES, or to the SUBLET PORTION subject to the SUBLEASE, during the term of such SUBLEASE or ASSIGNMENT, less all RENTS which Tenant must pay to Landlord pursuant to the LEASE for such SUBLET PORTION or PREMISES during the term of such SUBLEASE or ASSIGNMENT and less the cost of tenant improvements, rent concessions and usual and customary commissions and professional fees and related costs. Said profits shall be equally shared between Landlord and Tenant.

        22.25 REASONABLENESS STANDARD. The term REASONABLENESS STANDARD shall mean that the Landlord shall not be deemed to have unreasonably withheld its consent if such consent is conditioned upon one or more of the following requirements:

               A. The business of the proposed assignee or sublessee and its use of the PREMISES, or the SUBLET PORTION, must be consistent with the Permitted Use and, in Landlord's judgment, be in keeping with the standards of the BUILDING.

               B. The proposed assignee or sublessee must be reputable and of good character with sufficient assets and income, in Landlord's judgment, to bear the financial responsibilities of Tenant under this LEASE, and Landlord must be furnished with reasonable proof thereof.

               C. Intentionally deleted.

               D. Intentionally omitted.

               E. The form of the proposed SUBLEASE or ASSIGNMENT must be satisfactory to Landlord and shall comply with the applicable provisions of Article 12.

               F. Tenant shall have complied with the terms and conditions of this LEASE in connection with any proposed ASSIGNMENT or SUBLEASE.

               G. Intentionally omitted.

               H. Intentionally deleted.

               I. Tenant shall make arrangements satisfactory to Landlord to allow Landlord to receive directly from sublessee or assignee the Landlord's share of the NET PROFIT from any SUBLEASE or ASSIGNMENT.

        22.26  INDEX.   Intentionally deleted.

        22.27  DELAYS CAUSED BY LANDLORD.  Intentionally deleted.

        22.28 BUSINESS HOURS. The term BUSINESS HOURS shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas, and such other holidays as are generally observed in the City of Los Angeles by the closing of businesses.

        22.29 COMMON AREAS. The term COMMON AREAS shall mean the common lobbies, corridors, stairways and stairwells, restrooms, elevators, plaza, common walkways and driveways necessary for access to the PROJECT.

        22.30 TENANT IMPROVEMENTS. The term TENANT IMPROVEMENTS shall mean those improvements to be made by Landlord to the PREMISES, at Tenant's expense, which shall be agreed upon and acceptable to Landlord and Tenant, in accordance with Exhibit E,.

        22.31  ADJUSTED MONTHLY  BASIC  RENT.    The  term ADJUSTED MONTHLY
        BASIC RENT shall have the meaning set forth in Article 3 of the LEASE.

        22.32  INITIAL MONTHLY BASIC RENT.   The term INITIAL MONTHLY BASIC
        RENT and MONTHLY BASIC  RENT  shall  have  the meaning set forth in
        Article 3 of the LEASE.

        22.33 SUBSTITUTE SPACE. The term SUBSTITUTE SPACE shall have the meaning set forth in Article 13 of the LEASE.

        22.34 LAW. The term LAW shall mean any law, statute, ordinance, rule or regulation passed, or judicial decision rendered, by any governmental entity with authority over the PROJECT, Landlord, Tenant or the operation of the BUILDING.

        22.35 NOTICE. The term NOTICE shall mean any notice, demand, statement, request or other communication required to be made or permitted to be given by Landlord or Tenant, delivered in accordance with Article 17 of the LEASE.

        22.36 INTEREST RATE. The term INTEREST RATE shall mean the lower of the maximum interest rate permitted by LAW or two percent (2%) above the rate publicly announced from time to time by the Bank of America as its Prime Rate.

        22.37 RULES AND REGULATIONS. The term RULES AND REGULATIONS shall mean the document attached hereto as Exhibit B and incorporated herein by reference.

        22.38 FAIR MARKET RENTAL RATE. The term FAIR MARKET RENTAL RATE means the fair market value rental that other landlords leasing similar space in first-class, institutional headquarters buildings in downtown Los Angeles comparable to the BUILDING at the time of the determination of the fair market value rental, would normally obtain from any unrelated prospective tenant for any general office use of such space, as such space is then improved, and taking into account the value of any rent or equivalent concessions then usually and customarily given in connection with the leasing of comparable space for a comparable lease term, such as free rent periods and tenant improvements allowances.


                           ARTICLE XXIII - MISCELLANEOUS


        23.01  MEMORANDUM OF LEASE.   Tenant  shall  not record this LEASE.
        Tenant agrees, however, at the request of Landlord, to execute and acknowledge a Memorandum of LEASE in recordable form.

        23.02 ENTIRE AGREEMENT. This LEASE and all exhibits and addenda hereto contains all of the agreements and understandings relating to the leasing of the PREMISES and the obligations of Landlord and Tenant in connection with such LEASE. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This LEASE supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

        23.03 AMENDMENTS. This LEASE shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

        23.04 SUCCESSORS. Except as expressly provided herein, this LEASE and the obligations of Landlord and Tenant shall bind and benefit the successors and assigns of the parties hereto.

        23.05 FORCE MAJEURE. Landlord and Tenant shall incur no liability to the other party, and shall not be responsible for any failure to perform any of their respective obligations hereunder, if such failure is caused by reason of strike, other labor trouble, governmental rule, regulation, ordinance, statute or interpretation, shortages of materials, natural resources or labor, or by fire, earthquake, civil commotion, or any and all other causes reasonably beyond control of said party. The amount of time for Landlord or Tenant to perform any of its obligations shall be extended for the amount of time Landlord or Tenant is delayed in performing such obligation by reason of such force majeure occurrence.

        23.06 SURVIVAL OF OBLIGATIONS. Any obligations of Tenant or Landlord accruing prior to the expiration of the LEASE shall survive termination of the LEASE, and Tenant or Landlord shall promptly perform all such obligations whether or not this LEASE has expired.

        23.07 LIGHT AND AIR. No diminution or shutting off of light, air or view by any structure now or hereafter erected shall in any manner effect this LEASE or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

        23.08  GOVERNING  LAW.    This  LEASE  shall  be  governed  by, and
        construed in accordance with, the laws of the State of California.

        23.09 SEVERABILITY. In the event any provision of this LEASE is found to be unenforceable, the remainder of this LEASE shall not be affected, and any provision found to be invalid shall be enforced to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

        23.10  CAPTIONS.   All  captions,  headings,  titles  and numerical
        references are for convenience only and shall have no effect on the interpretation of this LEASE.

        23.11 CONSTRUCTION. Tenant acknowledges that it has read and reviewed this LEASE and that it has had the opportunity to confer with counsel in the negotiation of this LEASE. Accordingly, this LEASE shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

        23.12 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this LEASE to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the LEASE.

        23.13 NUMBER AND GENDER. All terms and words used in this LEASE, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

        23.14  TIME IS OF THE ESSENCE.       Time is of the essence of this
        LEASE and the performance of all obligations hereunder.

        23.15 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this LEASE is guaranteed by any party, all such person shall be jointly and severally liable for payment of RENTS and performance of Tenant's obligations hereunder.

        23.16  EXHIBITS.    Exhibits  A   through   L  to  this  Lease  are
        incorporated in the LEASE by reference and made a part hereof.

        23.17 OFFER TO LEASE. The submission of this LEASE to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the PREMISES. This instrument shall have no force and effect until it is executed and delivered by Tenant to Landlord and executed by Landlord. The parties hereby acknowledge that Landlord may market and lease the PREMISES until such time as this LEASE has been executed by Tenant and Landlord and the LEASE is in full force and effect.

        23.18 HOLDOVER. If Tenant shall for any reason remain in possession after the expiration of either the term hereby granted or any renewal or extension thereof (except pursuant to such renewal or extension), or after the date specified in any notice of termination given by either Landlord or Tenant, such possession shall be as a month-to-month tenant during which time Tenant's liability for rent shall be limited to payment of a monthly rent in the amount equal to 125% of that provided for during the last month of the preceding term during the first three (3) months of such holdover tenancy and 150% thereafter.

               IN WITNESS WHEREOF, Landlord and Tenant have duly executed this LEASE as of the date set forth below the signature lines.


        TENANT                              LANDLORD
        MAXICARE HEALTH PLANS, INC.         TRANSAMERICA OCCIDENTAL LIFE
        a Delaware Corporation              INSURANCE COMPANY
                                            a California Corporation

        By: /S/ EUGENE L. FROELICH          By: /S/ LYMAN K. LOKKEN


        Title: Chief Financial Officer      Title: Investment Officer


        By: /S/ GEORGE R. BATCHELOR         By: /S/ LOUISE K. NEAL


        Title: Vice President               Title: Senior Vice President


        Dated: October 10, 1994             Dated: October 12, 1994

                                     EXHIBIT A

                       MAP OF BROADWAY BUILDING - 9TH FLOOR

                                     EXHIBIT A

                       MAP OF BROADWAY BUILDING - 8TH FLOOR

                                     EXHIBIT A


                PAMPHLET "STANDARD METHOD FOR MEASURING FLOOR AREA IN OFFICE BUILDINGS" ISSUED BY THE BUILDING OWNERS
                      AND MANAGERS ASSOCIATION INTERNATIONAL

                                     EXHIBIT B

                                TRANSAMERICA CENTER

                               RULES AND REGULATIONS



             1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the BUILDING without the prior written consent of Landlord. Landlord shall adopt and furnish to Tenant reasonable general guidelines relating to signs inside the BUILDING on the office floors. Tenant shall conform to such guidelines, but may request approval of Landlord for modifications. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of these rules. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

             2. No curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the PREMISES shall be permitted except for BUILDING STANDARD window coverings. No awning shall be permitted on any part of the PREMISES. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into the halls or other places of the BUILDING shall not be covered or obstructed and there shall be no hanging plants or other similar objects in the immediate vicinity of the windows. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the PREMISES.

             3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the BUILDING. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the BUILDING and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no agent, servant, employee, contractor, licensee, visitor or invitee of any tenant shall go upon the roof of the BUILDING.

             4. The directory of the BUILDING will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names there from.

             5. Except for incidental cleaning work performed by employees of Tenant during business hours, all cleaning and janitorial services for the BUILDING and the PREMISES shall be provided exclusively through Landlord, and except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the BUILDING of the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the PREMISES. Landlord shall not in any way be responsible to any Tenant for any loss of property on the PREMISES, however occurring, or for any damage to any of Tenant's property by the janitor or any other employee or any other person.

             6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the PREMISES. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its PREMISES. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

             7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

             8.   The  freight  elevator  and  loading  platform  shall  be
        available, at no charge to Tenant, between 5:00 a.m. and 10:00 p.m., Monday through Friday and 7:00 a.m. and 1:00 p.m. Saturday for use by all tenants in the BUILDING, subject to prior reservation and such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the BUILDING through the BUILDING lobby or carried in the passenger elevators.

             9. No safes or other objects larger or heavier than what the freight elevators of the BUILDING are limited to carry shall be brought into or installed on the PREMISES. Tenant shall not place a load upon any floor of the PREMISES which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the BUILDING. Heavy objects shall, if considered necessary by Tenant, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the BUILDING or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the BUILDING, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the BUILDING must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the BUILDING by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

             10. Tenant shall not use or keep in the PREMISES any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the PREMISES any foul or noxious gas or substance, or permit or allow the PREMISES to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the BUILDING by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the PREMISES or the BUILDING any birds or animals, except for seeing-eye dogs when accompanied by their masters. Smoking or carrying lighted cigars or cigarettes in the elevators and restrooms of the BUILDING, as well as any posted area, is prohibited.

             11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

             12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the heating and air conditioning systems of the BUILDING, and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls, including room thermostats, installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

             13. Tenant shall not operate any motor vehicle of any kind in the garage portion of the BUILDING faster than fifteen (15) miles per hour.

             14. Landlord reserves the right to exclude from the BUILDING between the hours of 6:00 P.M. and 6:00 A.M. the following day, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the BUILDING and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for any damage resulting from the acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the BUILDING of any person. Landlord may require any person leaving the BUILDING with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord reserves the right to prevent access to the BUILDING in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action. If Tenant uses the PREMISES after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the PREMISES used by Tenant immediately after using such doors.

             15. Tenant shall close and lock the doors of its PREMISES and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the PREMISES. Tenant or its insurance carrier shall be responsible for any damage or injuries sustained by other tenants or occupants of the BUILDING or by Landlord for noncompliance with this rule.

             16. Tenant shall not obtain for use on the PREMISES ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking, floor polishing, lighting maintenance, cleaning or other similar services upon the PREMISES, except at such hours and under such regulations as may be fixed by Landlord.

             17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

             18. Without the prior written consent of Landlord, Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in, on or from the PREMISES. Tenant shall not make any room-to-room solicitation of business from other tenants in the BUILDING. Tenant shall not use the PREMISES for any business or activity other than that specifically provided for in the Tenant's Lease.

             19. Tenant shall not do or permit anything to be done in the PREMISES, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the BUILDING, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the BUILDING, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

                  20.  Intentionally omitted.

                  21. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the BUILDING nor shall Tenant install or maintain in the PREMISES any device or equipment which might interfere with radio or television broadcasting or reception from or in the BUILDING or elsewhere.

                  22. Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the BUILDING, without the express prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors resulting from such removal shall be repaired by Tenant at Tenant's sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors' representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the PREMISES to Landlord for Landlord's supervision, approval and control before performance of any such service. This Paragraph shall apply to all work performed in the BUILDING, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the BUILDING. Plans and specifications for such work, prepared at Tenant's sole expense, shall be submitted to Landlord and shall be subject to Landlord's express prior written approval in each instance before the commencement of work. Any such installations, alterations and additions constructed by Tenant shall be done in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the PREMISES and the location of telephones, call boxes and other office equipment affixed to the PREMISES shall be subject to the express prior written approval of Landlord. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the PREMISES and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

                  23. Tenant shall move all freight, supplies, furniture, fixtures and other personal property into, within and out of the BUILDING only at such times and through such entrances as may be designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the BUILDING and to exclude from the BUILDING all such objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the BUILDING in such a fashion as to unreasonably obstruct the activities of other tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Tenant shall not use in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from or within the BUILDING, or in any space or other public halls of the BUILDING, any hand trucks other than those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. If, in the course of such moving, Tenant damages the floors, floor tiles, carpets, walls, ceilings, passenger elevators or any other portion of the BUILDING, Landlord shall repair same at Tenant's sole cost and expense.

                  24. Tenant shall not install, maintain or operate upon the PREMISES any vending machine without the prior written consent of Landlord.

                  25. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the BUILDING are prohibited, and each tenant shall cooperate to prevent same.

                  26. Landlord reserves the right to exclude or expel from the BUILDING any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the BUILDING.

                  27. Tenant shall store all its trash and garbage within its PREMISES. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and in accordance with directions issued from time to time by Landlord.

                  28. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, alter or repair the ceiling, remove any ceiling tiles or remove or replace any lamps, light bulbs or ceiling fixtures on the PREMISES. Landlord shall replace, and Tenant shall pay for the replacement of any broken ceiling tiles, lamps, light bulbs or ceiling fixtures which Tenant damages.

                  29. The PREMISES shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the PREMISES be used for any improper, immoral or objectionable purpose. Tenant shall not occupy the BUILDING or permit any portion of the BUILDING to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio or employment agency. No cooking or food preparation for its employees shall be done or permitted by any tenant on the PREMISES, except that use by Tenant of Underwriters' Laboratory-approved equipment (including microwave ovens, hotplates and toaster) for warming food and for brewing coffee and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

                  30. If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on by Tenant in the PREMISES, and if the failure to secure such license or permit would in any manner affect Landlord, Tenant shall duly procure and thereafter maintain such license or permit.

                  31. Tenant shall not bring or keep within the BUILDING any bicycle, motorcycle or other vehicles of any kind.

                  32. Without the prior written consent of Landlord, Tenant shall not use the name or any picture of likeness of the BUILDING in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

                  33. Tenant shall comply will all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

                  34. Tenant assumes any and all responsibility for protecting its PREMISES from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the PREMISES closed.

                  35. The requirements of Tenant will be attended to only upon appropriate application to the office of the BUILDING by an authorized individual. Tenant shall not, without the prior written consent of Landlord or Landlord's BUILDING Manager, request the BUILDING engineers to perform any tasks whatsoever for Tenant in or near the PREMISES, the BUILDING or the Project. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

                  36. Tenant shall not leave vehicles in the BUILDING parking areas overnight nor park any vehicles in the BUILDING parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

                  37. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the BUILDING.

                  38. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the BUILDING.

                  39. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the BUILDING and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations here in above stated and any additional rules and regulations which are adopted.

                  40. Tenant shall be responsible for the observance of all of the foregoing rules by Tenants' employees, agents, clients, customers, invitees and guests. Landlord shall not be responsible to Tenant for the nonobservance or violation by any other tenant or occupant of the BUILDING of any of these rules and regulations.

                  41. Any consent, approval, request, agreement or other communication to be given or made under these rules and regulations shall be in writing.

                  42. The Transamerica Center Auditorium, Training Room and Gymnasium may be used by Lessee subject to availability, and rental charges and/or fees based upon usage will be invoiced to
        Lessee separate from the monthly rent statement based on current rates determined by Lessor in its sole discretion. The rates for usage of said areas will be subject to change at Lessor's discretion. Lessee's use of the Auditorium and Gymnasium will be subject to applicable provisions of the Lease Agreement; in addition to any other terms and conditions which Lessor may specify or require. Lessor reserves the right to discontinue the availability of the Transamerica Center Auditorium and Gymnasium for any reason after the conclusion of the initial three years of the Lease term subject to 9.07 of the Lease.

                  43. Tenant shall comply with Landlord's smoking policy as modified from time to time.

                                     EXHIBIT C


                                TRANSAMERICA CENTER


                              CLEANING SPECIFICATIONS



        I.   AREAS TO BE COVERED

                 Executive and general office areas, corridors, elevators, elevator lobbies, stairways and lavatories.


        II.  GENERAL CLEANING

             A.  Nightly

                 1.   Empty and damp-wipe ash trays, clean sand urns.

                 2.   Empty waste containers.

                 3. Dust mop resilient floor areas, using chemically-treated dust-free implements.

                 4.   Vacuum carpets and rugs.

                 5.   Spot mop floor surfaces when necessary.

                 6.   Dust office furniture and accessories when cleared.

                 7.   Remove trash to designated area.

                 8.   Spot clean around light switches.

                 9. Clean and polish drinking fountains and vent louvres under refrigerated units and clean splash marks off of adjoining walls.

                 10.  Spot  clean  interior   glass   for  fingermarks  and
                      smudges.

                 11.  Check doors upon completion of assignment.

                 12. Maintain janitors' closets and trash rooms in a neat and orderly manner.

             B.  Weekly

                 1.   Dust ledges and window sills.

                 2.   Perform low dusting.

                 3. Remove fingermarks and spots from woodwork, walls and partitions.

                 4.   Damp mop composition floor surfaces.

             C.  Monthly

                 1. Complete general high dusting to include pictures, frames, sills, door jambs, ceiling vents and grilles, and areas not reached in nightly cleaning.

                 2. Composition floor surface will be machine-scrubbed and refinished.

                 3.   Wipe down plastic and leather furniture.

                 4.   Vacuum or brush down upholstered furniture.


        III. LAVATORIES

             A.  Nightly

                 1.   Thoroughly  clean   commodes,   urinals,   sinks  and
                      faucets, removing stains, dirt and residue.

                 2. Refill dispensers with soap, towels, seat covers, and toilet tissue.

                 3.   Clean chrome fixtures.

                 4.   Wash mirrors and dust ledges, doors, and trim.

                 5.   Splash marks washed from walls around basins.

                 6.   Wet   mop   toilet   floors,   using   an   effective
                      disinfectant and deodorant.

                 7.   Wipe down doors and woodwork, removing fingermarks.

                 8.   Empty and clean waste containers.

             B.  Weekly

                 1.   Wipe down bathroom partitions.

                 2.   Scale porcelain surfaces.

                 3.   Perform high dusting.

             C.  Monthly

                 1.   Wash down ceramic tile walls and toilet partitions.

                 2.   Machine-scrub floor surface.

        IV.  PUBLIC AREAS

             A.  Nightly

                 1.   Clean  entrance  doors   and   door  frames  removing
                      fingermarks and smudges.

                 2.   Empty and clean ash trays and sand urns.

                 3.   Dust mop floor area.

                 4.   Dusting - low level area below six (6) foot level.

                 5.   Clean elevator cabs.

             B.  Weekly

                 1.   Police stairways.

                 B. Vacuum and clean elevator door tracks and polish metal in elevators.

             C.  Monthly

                 1. Complete general high dusting program above six (6) foot level, including vents, grilles, pictures and frames, and areas not reached in nightly cleaning.

                 2.   Machine-scrub   and    refinish   composition   floor
                      surfaces.

                 3.   Sweep stairways.


                 These  specifications  are   subject  to  such  reasonable
        changes as shall be made by Landlord in its sole discretion from time to time.

                                     EXHIBIT D

                                TRANSAMERICA CENTER


                                        N/A

                                     EXHIBIT E

                                TRANSAMERICA CENTER


                                TENANT IMPROVEMENTS



             Tenant shall be granted a Tenant Improvement Allowance of $12.50 per rentable square foot. This allowance shall be in the form of an account which Tenant may access by presenting paid invoices for Tenant Improvements to the Premises for reimbursement by Landlord or by requesting Landlord to pay for such Tenant Improvements directly, in the manner described in this Exhibit E. If Tenant elects to pay any contractor, subcontractor or supplier for Tenant Improvement work, Tenant shall submit to Landlord a copy of the paid invoice, and Landlord shall pay the full amount shown on the invoice to Tenant within thirty (30) days after receipt thereof. Alternatively, Tenant may elect to require Landlord to pay the contractor, subcontractor or supplier directly, in which case Tenant shall submit the Tenant approved invoice and conditional lein releases directly to Landlord and Landlord shall pay the full amount of such invoice directly to the contractor, subcontractor or supplier within thirty (30) days after receipt of the invoice. Any funds unused as of the end of the 5th year of the lease may be taken as a credit against BASIC RENT at any time during the 6th year of the term.

                                     EXHIBIT F


                                  OPTION TO RENEW


             1. GRANT OF OPTION. Landlord grants to Tenant two (2) options to renew this LEASE as to all PREMISES then being leased by Tenant. Each renewal shall be for three (3) years commencing upon the expiration of the initial TERM of this LEASE and shall be on the same terms and conditions as this LEASE, except as specifically set forth in this Exhibit E. Tenant shall exercise an option to renew only by written notice given to Landlord not less than twelve
        (12) months nor more than fifteen (15) months prior to the end of the then-existing term.

             2. OPTION PERSONAL. The option granted to Tenant in this LEASE is personal to Tenant, and successors in interest to Tenant, and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Tenant. The option herein granted to Tenant is not assignable separate and apart from this LEASE. In the event that at the time the option is exercisable by Tenant, this LEASE has been assigned, or a sublease exists as to fifty percent (50%) or more of the PREMISES, the option shall be deemed null and void and Tenant, any assignee, or any sublessee, shall not have the right to exercise the option.

             3. EFFECT OF DEFAULT ON OPTION. Tenant shall have no right to exercise the option, notwithstanding any provision in the grant of option to the contrary, (i) if, at the time permitted for the exercise of the option, or at any time prior to the commencement of the renewal term, Tenant shall be in material default under any of the provisions of this LEASE, or (ii) in the event that the Landlord has given to Tenant two or more NOTICES of default under
        Article 11 during the 12 calendar months prior to the time that Tenant intends to exercise the Option.

             4. RENTS DURING RENEWALS. The rental rates for the first option period shall be at 95% of appraised fair market value but in no event less then Tenant is paying during the last year of the term of the lease, including escalations. The rental rate for the second option period shall be at 90% of appraised fair market value but in no event less than Tenant is paying during the last year of the first renewal term, including escalations. All RENTS payable during any renewal term shall be payable in the same manner and under the same terms and conditions as RENTS are paid during the initial LEASE TERM.

             5. DOCUMENTATION. Landlord and Tenant shall execute and deliver appropriate documentation to evidence any renewal of the LEASE and the terms and conditions of the LEASE during the renewal term.

             6. TERMS. All terms used in this Exhibit F, unless otherwise defined in this Exhibit F, shall have the same meaning as the terms defined in the LEASE.

             7.  FAIR MARKET RENTAL RATE.    "FAIR  MARKET RENTAL RATE" for
        the purposes hereof shall be defined in accordance with the definition found in Paragraph 22.38 of the LEASE.

                 If Tenant has made the appropriate election to renew its LEASE as provided above, then, either party may notify the other that it desires to initiate negotiations to determine the FAIR MARKET RENTAL RATE for the renewal term commencing at the end of the initial term. Upon the giving of such notice, Landlord and Tenant shall promptly initiate, and cooperate with one another in the conduct of negotiations to determine said FAIR MARKET RENTAL RATE. If the parties have not agreed as to said FAIR MARKET RENTAL RATE within two (2) months after such notice, Landlord and Tenant shall attempt to agree upon a single MAI designated appraiser within fifteen (15) days after such date. If they cannot agree upon a single appraiser, Landlord and Tenant shall each appoint a MAI designated real estate appraiser (and if necessary a successor as provided below) within ten (10) years' experience in the area of major first-class office building appraisals, leasing or development in Downtown Los Angeles, California, and neither of whom shall be employees or former employees of Landlord or Tenant (although an appraiser may be an independent consultant to either party). The two appraisers shall use their best efforts to agree upon a FAIR MARKET RENTAL RATE but, if no such agreement is reached, they shall, within fifteen (15) days after their selection, select another MAI designated appraiser (the "third appraiser") who shall meet the same standards. The three appraisers shall meet in said City at the earliest practicable date--and in no event later than fifteen (15) days after the selection of the third appraiser--and shall, by majority vote, determine the FAIR MARKET RENTAL RATE of the PREMISES as of the commencement date of the renewal term.

                 In the event that either party fails to timely appoint an appraiser, or, within an equivalent period of time from a necessitating event appoint a successor appraiser to replace any deceased, disabled, or unwilling appraiser, then the other party's proposed FAIR MARKET RENTAL RATE shall control.

                 In the event that  the  first  two appraisers cannot agree upon the third appraiser, the Landlord and Tenant or the other party, respectively, shall promptly apply to the local office of the American Arbitration Association (or any organization successor thereto) for the appointment of the third appraiser, or in its absence, failure, refusal or inability to act, then either party may apply to any court in the State of California having jurisdiction thereof for the appointment of such third appraiser, and the other jurisdiction to entertain the application and make the appointment.

                 In the event that no two of the appraisers can agree upon such FAIR MARKET RENTAL RATE, the third appraiser shall determine the same; provided, however, that if the determination of such third appraiser shall be lower than the lowest FAIR MARKET RENTAL RATE, or higher than the highest FAIR MARKET RENTAL RATE, proposed by the two appraisers, the FAIR MARKET RATE shall be the lowest

        FAIR MARKET RENTAL RATE or the highest FAIR MARKET RENTAL RATE, respectively, of the two appraisers selected by the parties. Each party agrees that it will use bona fide efforts to cause the FAIR MARKET RENTAL RATE for the renewal term to be determined prior to expiration of the initial LEASE TERM, but if the same shall fail to be so determined, Tenant shall pay RENTS as if Landlord's proposed FAIR MARKET RENTAL RATE were correct until such determination. Within thirty (30) days after such determination, Tenant or Landlord, as appropriate shall pay to the other the difference, if any, between the RENTS payable for such renewal term, as finally determined, and the estimated RENTS paid by Tenant pursuant to the preceding sentence, together with interest thereon at the INTEREST RATE from the date each installment of RENTS in question was payable until such differences is paid.

                                     EXHIBIT G


                                TRANSAMERICA CENTER


                ACCEPTANCE AND STATEMENT OF PREMISES, AREA AND TERM


                               INTENTIONALLY DELETED

                                     EXHIBIT H


                                    PARKING MAP


                         A MAP OF STREETS AND PARKING LOT

                                     EXHIBIT I

                                     EXPANSION



             Tenant shall be granted the right of first offer to lease any space on the seventh (7th) floor of 1149 South Broadway prior to said space being offered to the market (other than Landlord or its affiliates). Tenant may lease all the available space at Tenant's contract rental rate, for the remainder of the term (and renewal options, if exercised.) Said space will be taken on an "as is" except that Landlord will be responsible for ADA or code compliance work previously required for the "as is" improvements basis.

             If Tenant  desires  to  lease  (at  Fair  Market Rental Rates)
        additional office space in the Building, it shall give written notice to Landlord of said interest and of the amount of RSF (+- 25%) it is willing to lease at FMRR, (notice of desire to lease additional space must be updated in writing every six months.) Thereafter, Landlord shall deliver said space to Tenant, and Tenant will lease same, when and if available excepting only requirements of Landlord and its' affiliates and contractual obligations to
        other Tenants that may  exist  at  that  time.    If the space that
        becomes available is larger than 125% of the amount specified by Tenant then Tenant shall not be required to lease it.

                                     EXHIBIT J


                              SECURITY SPECIFICATIONS



        1. At all times during the term of this lease there shall be on duty in the Building at least two attendants. A central security console in the Building lobby shall be manned at all such times by at least one of the attendants. Landlord's security procedures shall provide lobby security to monitor, other than during Business Hours, all persons entering and leaving the Building by the main entrance or any other open entrance. The attendants shall patrol in and around the
            Building  at   irregular   times,   and   shall  be  adequately
            supervised. Landlord shall maintain and enforce a sign in procedure for controlled elevator access for other than normal business hours.

            The foregoing notwithstanding, Tenant, at its sole cost and expense, shall be entitled to establish its own procedures and to install its own security equipment, both during Tenant improvement construction and thereafter so as to maintain and protect the internal security of the Premises, the portions of the Parking Garage used exclusively by Tenant, stairwells and corridors adjacent to the Premises; provided, such procedures and use of such equipment shall not unreasonably interfere with the use, possession and quiet enjoyment of other Tenants of their premises.

        2. This Building staff shall be reasonably educated and oriented in handling security and emergency procedures for fire, explosion, earthquake, power failure, bomb threat, evacuation, robbery, burglary and similar matters.

        3. Landlord shall maintain an after-hours register system. Landlord's security procedure shall not allow persons to gain elevator access after Business Hours to any Floor without use of a sign in procedure.

        4. When in operation, the freight elevator shall be continuously manned during Business Hours. After hours, access to freight elevator on floors B-8 and B-9 shall be locked, however, janitorial personnel shall have access to the freight elevator and it shall be available when required for Tenant; provided that Tenant gives reasonable advance notice to the Building personnel of such a requirement for scheduling of the elevator. All elevator personnel shall be instructed to comply with security procedures.

        5. Landlord shall install 24-hour smoke sensors in such number as may be required by Code for each Floor occupied by Tenant, such monitoring equipment to be paid for by Landlord.

        6. Landlord shall provide guard escort services for employees upon request to the various Transamerica owned and controlled parking lots.

        7. Landlord shall provide personnel and/or remote monitoring a system for monitoring all exterior Building entrance and exit doors and the loading dock for security purposes.

        8. Landlord's security system shall include an adequate emergency communications system, "GROUP ALERT" or other system capable of notifying Tenant of an emergency. Such system shall be paid for by Landlord.

                                     EXHIBIT K


                                     ADDENDUM



            THIS ADDENDUM, dated for references purposes as of June 1, 1994 is between TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation, as Landlord, and MAXICARE HEALTH PLANS, INC., a California corporation, as Tenant, and is made part of that Lease between said parties with a reference date of June 1, 1994.

            NOTWITHSTANDING anything to the contrary, the following terms and conditions are agreed to as follows:

        1. Minimum Occupancy Requirements - Should the (non-casualty) occupancy of Transamerica Center fall below 603,326 RFS for more than one year, then Maxicare shall have the right to terminate the lease, without penalty, upon 12 months prior written notice. If occupancy drop below this threshold and if Tenant does not exercise this right, the right shall remain in force so long as occupancy remains below the stated level but shall have no further force and effect if and when occupancy rises above the stated level.

        2. Roof Rights - Tenant shall be permitted to use an area up to 20' x 20' on the roof of the Building for communications equipment at no charge. Said location shall be selected by Landlord and Tenant and all costs of installation and removal shall be borne by Tenant, and Tenant's equipment shall not interfere with any other rooftop communications use.

        3. Riser Access - Tenant shall have access to satellite t.v. or cable t.v. lines when and if Landlord provides same in 1149 south Broadway. Tenant may install cable/telecommunications lines to the Premises, at Tenant's expense, in accordance with Landlord's policies and procedures in such matters.

        4. Storage Space - The 1,000 square fee of storage space that Tenant currently occupies is offered for the term of the lease at a rate of $10.00 per square foot per annum.

        5. Signage - Landlord intends to provide ground level signage for 1149 South Broadway in two locations (subject to governmental approvals.) Tenant's name will be placed on both (on a non-exclusive basis) with no charge to Tenant.

            WHEREFORE, Landlord and Tenant have caused the Addendum to be executed by their duly authorized officers, all effective as of the day and year above referenced.


        TENANT                              LANDLORD
        MAXICARE HEALTH PLANS, INC.         TRANSAMERICA OCCIDENTAL LIFE
                                            INSURANCE COMPANY

        By: /S/ EUGENE L. FROELICH          By: /S/ LYMAN K. LOKKEN


        Title: Chief Financial Officer      Title: Investment Officer


        By: /S/ GEORGE R. BATCHELOR         By: /S/ LOUISE K. NEAL


        Title: Vice President               Title: Senior Vice President


        Dated: October 10, 1994             Dated: October 12, 1994

                                     EXHIBIT L


                                TRANSAMERICA CENTER
                              LOS ANGELES, CALIFORNIA


                             LEGAL DESCRIPTION OF LAND